                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-5
                                 Issuing Entity

                                FINAL TERM SHEET

                               [COUNTRYWIDE LOGO]

                           $672,135,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MARCH 24, 2006

              CWABS, INC. ASSET-BACKED CERTIFICATES, SERIES 2006-5

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

          ORIGINAL
         CERTIFICATE
          PRINCIPAL                                               PROCEEDS TO
CLASS     BALANCE(1)   PRICE TO PUBLIC   UNDERWRITING DISCOUNT   DEPOSITOR(2)
-----   ------------   ---------------   ---------------------   ------------
1-A     $251,100,000      100.00000%            0.10417%           99.89583%
2-A-1   $160,727,000      100.00000%            0.10417%           99.89583%
2-A-2   $144,058,000      100.00000%            0.05208%           99.94792%
M-1     $ 26,625,000      100.00000%            0.15625%           99.84375%
M-2     $ 23,625,000      100.00000%            0.64583%           99.35417%
M-3     $ 14,250,000      100.00000%            0.83333%           99.16667%
M-4     $ 12,750,000      100.00000%            1.04167%           98.95833%
M-5     $ 12,000,000      100.00000%            1.25000%           98.75000%
M-6     $ 11,250,000      100.00000%            1.46667%           98.53333%
M-8     $  8,250,000      100.00000%            2.08333%           97.91667%
B       $  7,500,000      100.00000%            2.50000%           97.50000%
A-R     $        100             (3)                 (3)                 (3)

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(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)  Before deducting expenses payable by the Depositor estimated to be approximately $675,000 in the aggregate.

(3)  The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

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ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-5, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of March 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about March 28, 2006.

PRE-FUNDING

On the closing date, the depositor may elect to deposit an amount of up to 25%
of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount:

Any pre-funded amount will not exceed 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity, which will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y) May
12, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

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Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the June 2006 distribution date, Countrywide Home
Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that is larger than the pool of mortgage loans that will be included in the issuing entity. Certain mortgage loans in the statistical calculation pool will not be included in the mortgage pool on the closing date, in some instances because they were prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.
Additional mortgage loans may be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of March 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $812,198,949.

Statistical calculation information for the mortgage loans in loan group 1 and loan group 2 and in the statistical calculation pool as a whole is set forth in tabular format in Annex A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                         $338,586,818
Weighted Average Mortgage Rate                                    8.294%
Range of Mortgage Rates                                5.000% to 12.750%
Average Current Principal Balance                               $165,406
Range of Outstanding Principal Balances              $35,792 to $520,000
Weighted Average Original
   Loan-to-Value Ratio                                            78.23%
Weighted Average Original Term to Maturity                    358 months
Weighted Average Credit Bureau Risk Score                            601
Weighted Average Remaining Term to Stated Maturity            356 months
Weighted Average Gross Margin*                                    7.037%
Weighted Average Maximum Mortgage Rate*                          15.116%
Weighted Average Minimum Mortgage Rate*                           8.302%
Percentage Originated under Full
   Doc Program                                                    68.69%
Geographic Concentrations in excess of 10%:
   California                                                     19.11%

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* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

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                                       2

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As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                         $473,612,131
Weighted Average Mortgage Rate                                    8.127%
Range of Mortgage Rates                                5.125% to 14.000%
Average Current Principal Balance                               $196,846
Range of Outstanding Principal Balances              $29,990 to $940,000
Weighted Average Original
   Loan-to-Value Ratio                                            78.81%
Weighted Average Original Term to Maturity                    358 months
Weighted Average Credit Bureau Risk Score                            614
Weighted Average Remaining Term to Stated Maturity            357 months
Weighted Average Gross Margin*                                    7.062%
Weighted Average Maximum Mortgage Rate*                          15.155%
Weighted Average Minimum Mortgage Rate*                           8.281%
Percentage Originated under Full Doc Program                      63.62%
Geographic Concentrations in excess of 10%:
   California                                                     27.01%
   Florida                                                        12.22%

----------
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

               CHARACTERISTIC                  PERMITTED VARIANCE
--------------------------------------------   ------------------
Weighted Average Mortgage Rate                        +/-0.10%
Weighted Average Original
   Loan-to-Value Ratio                                +/-3.00%
Weighted Average Credit Bureau Risk Score          +/-5 points
Percentage Originated under Full Doc Program          +/-3.00%
Weighted Average Gross Margin                         +/-0.10%
Maximum California Concentration                        50.00%

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DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue sixteen classes of certificates, twelve of which are offered by this free writing prospectus:

                         INITIAL
                       CERTIFICATE                                 LAST SCHEDULED
                        PRINCIPAL                                   DISTRIBUTION    INITIAL RATING   INITIAL RATING
       CLASS           BALANCE (1)              TYPE                    DATE         (MOODY'S)(2)       (S&P)(2)
-------------------   ------------   ---------------------------   --------------   --------------   --------------

OFFERED
CERTIFICATES
1-A................   $251,100,000      Senior/Adjustable Rate       August 2036          Aaa              AAA
2-A-1..............   $160,727,000      Senior/Adjustable Rate        July 2027           Aaa              AAA
2-A-2..............   $144,058,000      Senior/Adjustable Rate     September 2034         Aaa              AAA
M-1................   $ 26,625,000   Subordinate/Adjustable Rate      July 2036           Aa1              AA+
M-2................   $ 23,625,000   Subordinate/Adjustable Rate      July 2036           Aa2              AA
M-3................   $ 14,250,000   Subordinate/Adjustable Rate      June 2036           Aa3              AA-
M-4................   $ 12,750,000   Subordinate/Adjustable Rate      June 2036           A1               A+
M-5................   $ 12,000,000   Subordinate/Adjustable Rate       May 2036           A2                A
M-6................   $ 11,250,000   Subordinate/Adjustable Rate      April 2036          A3               A-
M-8................   $  8,250,000   Subordinate/Adjustable Rate    February 2036        Baa2              BBB
B..................   $  7,500,000   Subordinate/Adjustable Rate    November 2035        Baa3             BBB-
A-R................   $        100      Senior/REMIC Residual         April 2006          Aaa              AAA
NON-OFFERED
CERTIFICATES (3)
2-A-3..............   $ 51,615,000      Senior/Adjustable Rate       August 2036          Aaa              AAA
M-7................   $ 10,500,000   Subordinate/Adjustable Rate      March 2036         Baa1             BBB+
P..................   $        100        Prepayment Charges             N/A              N/R              N/R
C..................        N/A                 Residual                  N/A              N/R              N/R

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(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
     Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)  The Class 2-A-3, Class M-7, Class P and Class C Certificates are not
     offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class 2-A-3, Class M-7, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

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The certificates will also have the following characteristics:

                                            PASS-THROUGH RATE     PASS-THROUGH RATE
                                RELATED          BEFORE                 AFTER
                                  LOAN           OPTIONAL              OPTIONAL                                INTEREST ACCRUAL
            CLASS                GROUP    TERMINATION DATE (1)   TERMINATION DATE (1)   DELAY/ACCRUAL PERIOD      CONVENTION
-----------------------------   -------   --------------------   --------------------   --------------------   ----------------

OFFERED CERTIFICATES
1-A..........................      1         LIBOR + 0.200 (2)    LIBOR + 0.400% (2)            (3)             Actual/360 (4)
2-A-1........................      2         LIBOR + 0.070 (2)    LIBOR + 0.140% (2)            (3)             Actual/360 (4)
2-A-2........................      2         LIBOR + 0.180 (2)    LIBOR + 0.360% (2)            (3)             Actual/360 (4)
M-1..........................   1 and 2      LIBOR + 0.350 (2)    LIBOR + 0.525% (2)            (3)             Actual/360 (4)
M-2..........................   1 and 2      LIBOR + 0.370 (2)    LIBOR + 0.555% (2)            (3)             Actual/360 (4)
M-3..........................   1 and 2      LIBOR + 0.390 (2)    LIBOR + 0.585% (2)            (3)             Actual/360 (4)
M-4..........................   1 and 2      LIBOR + 0.500 (2)    LIBOR + 0.750% (2)            (3)             Actual/360 (4)
M-5..........................   1 and 2      LIBOR + 0.520 (2)    LIBOR + 0.780% (2)            (3)             Actual/360 (4)
M-6..........................   1 and 2      LIBOR + 0.590 (2)    LIBOR + 0.885% (2)            (3)             Actual/360 (4)
M-8..........................   1 and 2      LIBOR + 1.450 (2)    LIBOR + 2.175% (2)            (3)             Actual/360 (4)
B............................   1 and 2      LIBOR + 2.400 (2)    LIBOR + 3.600% (2)            (3)             Actual/360 (4)
A-R..........................   1 and 2                    (5)                   (5)            N/A                   N/A
NON-OFFERED CERTIFICATES
2-A-3........................      2        LIBOR + 0.290% (2)    LIBOR + 0.580% (2)            (3)             Actual/360 (4)
M-7..........................   1 and 2     LIBOR + 1.200% (2)    LIBOR + 1.800% (2)            (3)             Actual/360 (4)
P............................   1 and 2            N/A                    N/A                   N/A                   N/A
C............................   1 and 2            N/A                    N/A                   N/A                   N/A

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(1)  If on any distribution date, the pass-through rate for a class of interest-bearing certificates is based on the applicable interest rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "Description of the
     Certificates -- Overcollateralization Provisions" and from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract to the extent available for that purpose as described in this free writing prospectus under "Description of the Certificates -- The Swap
     Contract."

(2)  The pass-through rate for this class of offered certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
     Certificates-- Distributions-- Distributions of Interest." LIBOR refers to
     One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates--
     Calculation of One-Month LIBOR."

(3)  The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(4)  Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(5)  The Class A-R Certificates will not accrue any interest.

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DESIGNATIONS

      DESIGNATION                          CLASS OF CERTIFICATES
-----------------------   ------------------------------------------------------
Class A Certificates:     Class 1-A and Class 2-A Certificates.

Class 2-A Certificates:   Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates.

Senior Certificates:      Class A and Class A-R Certificates.

Class M Certificates:     Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                          Class M-6, Class M-7 and Class M-8 Certificates.

Subordinate               Class M and Class B Certificates.
   Certificates:

Adjustable Rate           Class A Certificates and Subordinate Certificates.
   Certificates or Swap
   Certificates:

Offered Certificates:     Class 1-A, Class 2-A-1, Class 2-A-2, Class M-1,
                          Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                          Class M-8, Class B and Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1,000 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

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AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after the fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o    scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o    interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o    interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o    the amount, if any, of the seller interest shortfall payment paid by
     Countrywide Home Loans, Inc. on any distribution date on or prior to the
     June 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o    scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o    prepayments collected in the applicable period;

o    the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o    the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o    excess interest (to the extent available) to maintain the targeted overcollateralization level; and

o    the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o    the master servicing fee and additional servicing compensation due to the master servicer;

o    the portion of the trustee fee due to the trustee;

o    amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class P
     Certificates);

o    all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o    any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

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Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o    from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o    from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

o    from loan group 2 interest funds, concurrently, to each class of Class 2-A
     Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o    from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o    from any remaining loan group 1 and loan group 2 interest funds, sequentially, in order of their distribution priorities, to each class of subordinate certificates, current interest for each class; and

o    from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificate are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o    the date on which the aggregate certificate principal balance of the Class
     A Certificates is reduced to zero; and

o    the later of:

     o    the April 2009 distribution date; and

     o    the date on which the level of subordination for the Class A
          Certificates is 38.00% of the aggregate stated principal balance of the mortgage loans.

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On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o    concurrently,

     (1)  from the loan group 1 principal distribution amount, in the following order of priority:

          (i)  to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

          (ii) to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
               described below), to be allocated among such classes of
               certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

     (2)  from the loan group 2 principal distribution amount, in the following order of priority:

          (i)  to the classes of Class 2-A Certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

          (ii) to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described above), until the certificate principal balance thereof is reduced to zero; and

o    from the remaining principal distribution amount from both loan groups, sequentially,

     (1)  sequentially, in the order of their distribution priorities, to each class of subordinate certificates, until the certificate principal balances thereof are reduced to zero; and

     (2)  as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o    in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

     (1)  to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until the certificate principal balance thereof is reduced to zero; and

     (2)  to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero;

     provided, however, that if (a) the certificate principal balance of the
     Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed pro rata (based on the certificate principal balance of the
     Class 1-A Certificates and/or the aggregate certificate principal balance of the Class 2-A Certificates) to the remaining classes of senior certificates after distributions from clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described below), until the certificate principal balance(s)
     thereof is/are reduced to zero;

o    sequentially, in the order of their distribution priorities, to each class of subordinate certificates, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

o    as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed, sequentially, to the
Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until the certificate principal balances thereof are reduced to zero.

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EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o    to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o    concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

o    to each class of Class A and subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class A
     Certificates and subordinate certificates;

o    to the carryover reserve fund, the required carryover reserve fund deposit;

o    to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o    to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $15,750,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

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Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the
Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.120% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator

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from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class A Certificates and the Class M-1, Class M-2 and Class M-3 Certificates
will be "mortgage related securities" for purposes of the Secondary Mortgage
Market Enhancement Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of

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such a plan will be required to make certain representations.

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                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee (the "MASTER SERVICING FEE")
from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

     The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the
Master Servicer. Countrywide Home Loans will remit the purchase price to the
Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage
Loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans

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will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

     The CWABS, Inc., Asset-Backed Certificates, Series 2006-5 (the
"CERTIFICATES") will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
M-7, Class M-8, Class B, Class A-R, Class P and Class C Certificates.

     When describing the Certificates in this free writing prospectus we use the following terms:

         DESIGNATION                        CLASS OF CERTIFICATES
----------------------------   -------------------------------------------------
CLASS A CERTIFICATES:          Class 1-A and Class 2-A Certificates

CLASS 2-A CERTIFICATES:        Class 2-A-1, Class 2-A-2 and Class 2-A-3
                               Certificates

SENIOR CERTIFICATES:           Class A and Class A-R Certificates

CLASS M CERTIFICATES:          Class M-1, Class M-2, Class M-3, Class M-4,
                               Class M-5, Class M-6, Class M-7 and Class M-8
                               Certificates

SUBORDINATE CERTIFICATES:      Class M and Class B Certificates

ADJUSTABLE RATE CERTIFICATES
   OR SWAP CERTIFICATES:       Class A and Subordinate Certificates

OFFERED CERTIFICATES:          Class 1-A, Class 2-A-1, Class 2-A-2, Class M-1,
                               Class M-2, Class M-3, Class M-4, Class M-5,
                               Class M-6, Class M-8, Class B and Class A-R
                               Certificates

The Certificates are generally referred to as the following types:

          CLASS                        TYPE
-------------------------   ---------------------------
Class A Certificates:       Senior/Adjustable Rate

Subordinate Certificates:   Subordinate/Adjustable Rate

Class A-R Certificates:     Senior/REMIC Residual

Class P Certificates:       Prepayment Charges

Class C Certificates:       Residual

     Generally:

     o    distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 1;

     o    distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 2;

     o    distributions of principal and interest on the Subordinate
          Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

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     o    distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in
          Loan Group 1 and Loan Group 2; and

     o    distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
          Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

     The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

     General Definitions.

     "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

     "BUSINESS DAY" is any day other than:

          (1) a Saturday or Sunday or

          (2) a day on which banking institutions in the state of New York or
     California are required or authorized by law to be closed.

     "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

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          (1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

          (2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

     After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

     "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in April
2006.

     "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

     "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

     "FINAL RECOVERY DETERMINATION" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

     "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

     "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

                                       17

     "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

     "RECORD DATE" means:

          (1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate
     Certificates are no longer book-entry certificates, in which case the
     Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

          (2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

     "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

     Definitions related to Interest Calculations and Distributions.

     "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

     "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

     "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution
     Dates over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

     "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

     "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

          (a) the sum, without duplication, of:

               (1) all scheduled interest collected during the related Due
          Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                                       18

               (2) all interest on prepayments, other than Prepayment Interest
          Excess,

               (3) all Advances relating to interest,

               (4) all Compensating Interest,

               (5) all Liquidation Proceeds collected during the related Due
          Period (to the extent that the Liquidation Proceeds relate to interest), and

               (6) the allocable portion of any Seller Shortfall Interest
          Requirement, less

          (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

     "NET RATE CAP" for each Distribution Date means:

     (i) with respect to the Class 1-A Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap
Termination Payment payable to the Swap Counterparty for such Distribution Date
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
and (y) a fraction, the numerator of which is the Interest Funds for Loan Group
1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due
Period,

     (ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 2 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due
Period, and

     (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates
(weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan
Group and the amount on deposit in the Pre-Funding Account in respect of that
Loan Group) over the outstanding aggregate Certificate Principal Balance of the
Class 1-A and Class 2-A Certificates, respectively.

                                       19

     "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

          (1) the amount of interest that the class would have accrued for the
     Distribution Date had the Pass-Through Rate for that class and the related
     Accrual Period not been calculated based on the applicable Net Rate Cap, over

          (2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

     plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

     "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                  (1)     (2)
                 -----   -----
Class 1-A.....   0.200%  0.400%
Class 2-A-1...   0.070%  0.140%
Class 2-A-2...   0.180%  0.360%
Class 2-A-3...   0.290%  0.580%
Class M-1.....   0.350%  0.525%
Class M-2.....   0.370%  0.555%
Class M-3.....   0.390%  0.585%
Class M-4.....   0.500%  0.750%
Class M-5.....   0.520%  0.780%
Class M-6.....   0.590%  0.885%
Class M-7.....   1.200%  1.800%
Class M-8.....   1.450%  2.175%
Class B.......   2.400%  3.600%

----------
(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

     "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

          (1) One-Month LIBOR for the Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through
     Margin for the class and Accrual Period, and

          (2) the applicable Net Rate Cap for the related Distribution Date.

     "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master Servicer
Advance Date in each of April 2006, May 2006 and June 2006 means the sum of:

          (a) the product of (1) the excess of the aggregate Stated Principal
     Balance for the Distribution Date of all the Mortgage Loans in the Mortgage
     Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate
     Stated Principal Balance for the Distribution Date of the Mortgage Loans
     (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the
     Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage
     Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

                                       20

          (b) the lesser of:

               (i) the product of (1) the amount on deposit in the Pre-Funding
          Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage
          Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due
          Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

               (ii) the excess of (x) the sum of the amount of Current Interest and Interest Carry Forward Amount due and payable on the Adjustable
          Rate Certificates for the Distribution Date over (y) the sum of (1)
          Interest Funds (less any portion of Interest Funds allocated to the swap trust to cover any Net Swap Payment due to the Swap Counterparty with respect to such Distribution Date) available to pay the amounts specified in clause (b)(ii)(x) of this definition (after giving effect to the addition of any amounts in clause (a) of this definition of
          Seller Shortfall Interest Requirement to Interest Funds for the
          Distribution Date) and (2) any Net Swap Payment received by the Swap
          Contract Administrator from the Swap Counterparty for the Distribution
          Date and allocated to the swap trust to pay Current Interest and
          Interest Carry Forward Amounts on the Adjustable Rate Certificates for
          the Distribution Date.

     "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

     Definitions related to Principal Calculations and Distributions.

     "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

          (1) the aggregate Certificate Principal Balance of the Class A
     Certificates immediately prior to the Distribution Date, over

          (2) the lesser of (i) 62.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate
     Stated Principal Balance of the Mortgage Loans for the Distribution Date
     minus the OC Floor.

     "CLASS A PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any Distribution
Date means (a) in the case of the Class 1-A Certificates, the Class 1-A
Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

     "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 1-A Principal Distribution Target
Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

     "CLASS 1-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

          (1) the Certificate Principal Balance of the Class 1-A Certificates
     immediately prior to the Distribution Date, over

          (2) the lesser of (i) 62.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial
     Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group
     1 and the original Pre-Funded Amount in respect of Loan Group 1.

                                       21

     "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 2-A Principal Distribution Target
Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

     "CLASS 2-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

          (1) the aggregate Certificate Principal Balance of the Class 2-A
     Certificates immediately prior to the Distribution Date, over

          (2) the lesser of (i) 62.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial
     Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group
     2 and the original Pre-Funded Amount in respect of Loan Group 2.

     "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period
(reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the
Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool
Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date                     Percentage
-----------------                     ----------
April 2008 -- March 2009...........   1.45% with respect to April 2008, plus an
                                      additional 1/12th of 1.80% for each month
                                      thereafter through March 2009

April 2009 -- March 2010...........   3.25% with respect to April 2009, plus an
                                      additional 1/12th of 1.95% for each month
                                      thereafter through March 2010

April 2010 -- March 2011...........   5.20% with respect to April 2010, plus an
                                      additional 1/12th of 1.50% for each month
                                      thereafter through March 2011

April 2011 -- March 2012...........   6.70% with respect to April 2011, plus an
                                      additional 1/12th of 0.55% for each month
                                      thereafter through March 2012

April 2012 and thereafter..........   7.25%

                                       22

     A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

             Class               Percentage
------------------------------   ----------
A.............................      42.00%
M-1...........................      51.50%
M-2...........................      64.25%
M-3...........................      76.50%
M-4...........................      91.50%
M-5...........................     112.25%
M-6...........................     142.50%
M-7...........................     190.00%
M-8...........................     257.25%
B.............................     380.00%

     "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the
sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that
Distribution Date.

     "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

     "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

     "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                 Initial Target   Stepdown Target
                                  Subordination    Subordination
                                   Percentage        Percentage
                                 --------------   ---------------
Class M-1.....................       15.45%            30.90%
Class M-2.....................       12.30%            24.60%
Class M-3.....................       10.40%            20.80%
Class M-4.....................        8.70%            17.40%
Class M-5.....................        7.10%            14.20%
Class M-6.....................        5.60%            11.20%
Class M-7.....................        4.20%             8.40%
Class M-8.....................        3.10%             6.20%
Class B.......................        2.10%             4.20%

     The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided

                                       23

by the Subordinate Certificates and the related overcollateralization amount.
The Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

     "OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate
Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

     "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

     "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

     "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 2.10% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 4.20% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

     "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

     "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

               (b) (i) before the Certificate Principal Balances of the Class A
          Certificates have been reduced to zero, the sum of the Certificate
          Principal Balances of the Class A Certificates, or (ii) after the
          Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding
          Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

     "STEPDOWN DATE" is the earlier to occur of:

          (a) the Distribution Date on which the aggregate Certificate Principal
     Balance of the Class A Certificates is reduced to zero, and

                                       24

          (b) the later to occur of (x) the Distribution Date in April 2009 and
     (y) the first Distribution Date on which the aggregate Certificate
     Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

     "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

          (1) the sum of:

               (a) the aggregate Certificate Principal Balance of the Class A
          Certificates (after taking into account distribution of the Class 1-A
          Principal Distribution Amount and Class 2-A Principal Distribution
          Amount for the Distribution Date),

               (b) the aggregate Certificate Principal Balance of any classes of
          Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class
          Principal Distribution Amount(s) for the senior class(es) of
          Certificates for the Distribution Date), and

               (c) the Certificate Principal Balance of the subject class of
          Subordinate Certificates immediately prior to the Distribution Date over

          (2) the lesser of (a) the product of (x) 100% minus the Stepdown
     Target Subordination Percentage for the subject class of Certificates and
     (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
     Distribution Date and (b) the aggregate Stated Principal Balance of the
     Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

     "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

     "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

          (1) the Principal Remittance Amount for the Loan Group for the
     Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
     Date,

          (2) the Extra Principal Distribution Amount for the Loan Group for the
     Distribution Date, and

          (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding
     Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

          minus

          (4) (a) the Group 1 Overcollateralization Reduction Amount for the
     Distribution Date, in the case of Loan Group 1, and (b) the Group 2
     Overcollateralization Reduction Amount for the Distribution Date, in the
     case of Loan Group 2.

                                       25

     "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected during the related Due
          Period or advanced with respect to the Distribution Date,

               (2) prepayments collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

               (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide
          Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted
          Mortgage Loans, and

               (5) all Liquidation Proceeds (to the extent that the Liquidation
          Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

          (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

     "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

     "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

     "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

     "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

     The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

                                       26

          (1) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans,

          (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of
     Prepayment Interest Excess,

          (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent
     Recoveries,

          (4) all payments made by the Master Servicer in respect of
     Compensating Interest,

          (5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the
     Mortgage Loan in accordance with the Pooling and Servicing Agreement,

          (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

          (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

          (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
     Account,

          (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

          (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

          (11) all Advances.

     On the Business Day prior to the Master Servicer Advance Date in each of
April 2006, May 2006 and June 2006, Countrywide Home Loans will remit to the
Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

          (1) to pay to the Master Servicer the Master Servicing Fees on the
     Mortgage Loans to the extent not previously paid to or withheld by the
     Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
     Adjustment to Master Servicing Fee in Connection With Certain Prepaid
     Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
     Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

                                       27

          (2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage
     Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries
     with respect thereto) with respect to which the Advance was made,

          (3) to reimburse the Master Servicer and the Trustee for any Advances
     previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

          (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

          (5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of
     (i) the preservation, restoration and protection of a Mortgaged Property,
     (ii) any enforcement or judicial proceedings, including foreclosures, (iii)
     the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses
     (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

          (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
     Master Servicer from the issuing entity pursuant to the Pooling and
     Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage
     Loan,

          (7) after the transfer from the Certificate Account for deposit to the
     Distribution Account of the Interest Remittance Amount and the Principal
     Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the
     Pooling and Servicing Agreement,

          (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

          (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

     The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

                                       28

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          (1) the aggregate amount remitted by the Master Servicer to the
     Trustee,

          (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
     Account, and

          (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

          (1) to pay the Trustee Fee to the Trustee,

          (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

          (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

          (4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related
     Mortgage Loans in respect of which any such Advance was made and (y)
     amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
     under "--Withdrawals from the Certificate Account",

          (5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under "--Withdrawals from the Certificate Account", and

          (6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

                                       29

     o    the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

     o    the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
          Home Loans and will be remitted to Countrywide Home Loans as described herein.

     The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

     Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

     If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and in the Credit Comeback
Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess
Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess
Account (or the investments), as applicable, immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or
Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

     Swap Account. Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

     The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and
Loan Group 2 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       30

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                AMOUNT              GENERAL PURPOSE          SOURCE (2)           FREQUENCY
-------------------------  ------------------------------  ---------------  -------------------------  ------------

FEES

Master Servicing Fee /     One-twelfth of the              Compensation     Collections with respect      Monthly
Master Servicer            Servicing Fee Rate                               to each Mortgage Loan and
                           multiplied by the Stated                         any Liquidation Proceeds
                           Principal Balance of each                        or Subsequent Recoveries
                           Mortgage Loan (3)

Additional Servicing       o    Prepayment Interest        Compensation     Interest collections with  Time to time
Compensation / Master           Excess (4)                                  respect to each Mortgage
Servicer                                                                    Loan

                           o    All late payment fees,     Compensation     Payments made by obligors  Time to time
                                assumption fees and other                   with respect to the
                                similar charges                             Mortgage Loans
                                (excluding prepayment
                                charges)

                           o    All investment income      Compensation     Investment income related     Monthly
                                earned on amounts on                        to the Certificate
                                deposit in the                              Account and Distribution
                                Certificate Account and                     Account
                                Distribution Account

                           o    Excess Proceeds (5)        Compensation     Liquidation Proceeds and   Time to time
                                                                            Subsequent Recoveries
                                                                            with respect to each
                                                                            Mortgage Loan

Trustee Fee (the "TRUSTEE  One-twelfth of the              Compensation     Interest Remittance Amount    Monthly
FEE") / Trustee            Trustee Fee Rate
                           multiplied by the sum of
                           (i) the aggregate Stated
                           Principal Balance of the
                           outstanding Mortgage
                           Loans and (ii) any
                           amounts remaining in the
                           Pre-Funding Account
                           (excluding any investment
                           earnings thereon) (6)

EXPENSES

Insurance premiums /       Insurance premium(s) for        Expense          Interest collections on      Monthly
Mortgage Insurer           Mortgage Loan(s) covered                         the related Mortgage
                           by lender-paid mortgage                          Loan(s)
                           insurance policies

Insurance expenses /       Expenses incurred by the        Reimbursement    To the extent the          Time to time
Master Servicer            Master Servicer                 of Expenses      expenses are covered by
                                                                            an insurance policy with
                                                                            respect to the Mortgage
                                                                            Loan

                                       31

   TYPE / RECIPIENT (1)                AMOUNT              GENERAL PURPOSE          SOURCE (2)           FREQUENCY
-------------------------  ------------------------------  ---------------  -------------------------  ------------

Servicing Advances /       To the extent of funds          Reimbursement    With respect to each       Time to time
Master Servicer            available, the amount of        of Expenses      Mortgage Loan, late
                           any Servicing Advances.                          recoveries of the
                                                                            payments of the costs and
                                                                            expenses, Liquidation
                                                                            Proceeds, Subsequent
                                                                            Recoveries, purchase
                                                                            proceeds or repurchase
                                                                            proceeds for that
                                                                            Mortgage Loan (7)

Indemnification expenses   Amounts for which the           Indemnification  Amounts on deposit on the    Monthly
/ the Sellers, the Master  Sellers, the Master                              Certificate Account on
Servicer, the NIM Insurer  Servicer, the NIM Insurer                        any Distribution Account
and the Depositor          and Depositor are                                Deposit Date, following
                           entitled to                                      the transfer to the
                           indemnification (8)                              Distribution Account

----------
(1)  If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the
     Master Servicer) prior to distributions on the Certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
     The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans--
     Adjustment to Master Servicing Fee in Connection With Certain Prepaid
     Mortgage Loans."

(4)  Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans-- Servicing Compensation
     and Payment of Expenses."

(5)  Excess Proceeds is described above in this free writing prospectus under
     "--Glossary of Terms-- General Definitions."

(6)  The Trustee Fee Rate will equal 0.009% per annum.

(7)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
     Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)  Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor
     are entitled to indemnification of certain expenses.

                                       32

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

     On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

     Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

     All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

     The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of
Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

     If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

     On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

          (1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
     payable to the Swap Counterparty with respect to such Distribution Date;

          (2) concurrently:

               (a) from the Interest Funds for Loan Group 1, to the Class 1-A
          Certificates, the Current Interest and Interest Carry Forward Amount
          for that class,

               (b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and
          Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

          (3) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current
     Interest and Interest Carry Forward Amount not paid pursuant to clauses
     2(a) and 2(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest
     Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward
     Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount
     (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest
     Carry Forward Amount,

          (4) from the remaining Interest Funds for both Loan Groups, sequentially:

               (a) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
          Certificates, in that order, the Current Interest for that class, and

               (b) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

     On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

     On each Distribution Date, the Principal Distribution Amount for each of
Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

          (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

               (A) concurrently:

                    (i) from the Principal Distribution Amount for Loan Group 1, sequentially:

                         (a) to the Class 1-A Certificates, until the
                    Certificate Principal Balance thereof is reduced to zero,
                    and

                                       34

                         (b) to the classes of Class 2-A Certificates (after the
                    distribution of the Principal Distribution Amount from Loan
                    Group 2 as provided in clause (1)(A)(ii)(a) below), in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                    (ii) from the Principal Distribution Amount for Loan Group
               2, sequentially:

                         (a) to the classes of Class 2-A Certificates, in the
                    amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

                         (b) to the Class 1-A Certificates (after the
                    distribution of the Principal Distribution Amount from Loan
                    Group 1 as provided in clause (1)(A)(i)(a) above), until the
                    Certificate Principal Balance thereof is reduced to zero,

               (B) from the remaining Principal Distribution Amounts for both
     Loan Groups, sequentially:

                    (i) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
               Certificates, in that order, in each case until the Certificate
               Principal Balance thereof is reduced to zero, and

                    (ii) any remainder as part of the Excess Cashflow to be
               allocated as described under "--Overcollateralization Provisions"
               below.

          (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution
     Amounts for both Loan Groups, sequentially:

               (A) in an amount up to the Class A Principal Distribution Target
          Amount, pro rata based on the related Class A Principal Distribution
          Allocation Amount for the Class 1-A and Class 2-A Certificates,
          concurrently:

                    (i) to the Class 1-A Certificates, in an amount up to the
               Class 1-A Principal Distribution Amount, until the Certificate
               Principal Balance thereof is reduced to zero, and

                    (ii) to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

               provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate
          Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed pro rata (based on the Certificate Principal
          Balance of the Class 1-A Certificates and/or the aggregate Certificate
          Principal Balance of the Class 2-A Certificates) to the remaining classes of Senior Certificates after distributions from clauses (i)
          and (ii) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

               (B) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
          Certificates, in that order, the Subordinate Class Principal
          Distribution Amount for that class, in each case until the Certificate
          Principal Balance thereof is reduced to zero, and

               (C) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

                                       35

          (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
     Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

     Residual Certificates. The Class A-R Certificates do not bear interest. The
Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the
Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior
Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $15,750,000, which is approximately 2.10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

     The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

     The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (4)(b) in "--Distributions --
Distributions of Interest" and clause (1)(B)(ii) or (2)(C), as applicable, in
"-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

     With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss
Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess
Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

     1.   to the holders of the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for
          Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under
          "--Distributions--Distributions of Principal" above;

                                       36

     2.   concurrently, to the holders of each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

     3.   sequentially, to the holders of the Class M-1, Class M-2, Class M-3,
          Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
          Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

     4.   to each class of Adjustable Rate Certificates, pro rata based on the
          Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
          Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

     5.   to the Carryover Reserve Fund, in an amount equal to the Required
          Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

     6.   to the Swap Account, in an amount equal to any Swap Termination
          Payment due to the Swap Counterparty as a result of a Swap
          Counterparty Trigger Event; and

     7.   to fund distributions to the holders of the Class C and Class A-R
          Certificates, in each case in the amounts specified in the Pooling and
          Servicing Agreement.

     Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

     Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the "SWAP COUNTERPARTY"), as
evidenced by a confirmation between Countrywide Home Loans and the Swap
Counterparty (the "SWAP CONTRACT"). The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc.
(the "SWAP GUARANTOR") pursuant to a guaranty in favor of Countrywide Home Loans
(the "SWAP GUARANTY"). In addition, on the Closing Date, Countrywide Home Loans and the Swap Counterparty will execute an ISDA Master Agreement. The Swap
Contract is subject to certain ISDA definitions. On the Closing Date,
Countrywide Home Loans will assign its rights under the Swap Contract and the
Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the
Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP
CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract
Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home
Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

     With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

     (i) a fixed rate of 5.120% per annum,

     (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

                                       37

     (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

     With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

     (i) One-Month LIBOR (as determined by the Swap Counterparty),

     (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

     (iii) the actual number of days in the related calculation period, divided by 360.

     With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

     In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for
Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal
Remittance Amounts, any additional amounts necessary to make such Net Swap
Payment and/or Swap Termination Payment due to the Swap Counterparty) and
deposit the amount of such Net Swap Payment or Swap Termination Payment in the
Swap Account maintained on behalf of the swap trust.

     In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

     In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2
and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution
Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

     In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap

                                       38

Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the
Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

     Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow as described under " -- Overcollateralization Provisions --Excess
Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

          (1) to the Swap Contract Administrator for payment to the Swap
     Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

          (2) to the Swap Contract Administrator for payment to the Swap
     Counterparty, any Swap Termination Payment (other than a Swap Termination
     Payment due to a Swap Counterparty Trigger Event) payable to the Swap
     Counterparty with respect to such Distribution Date;

          (3) concurrently to the holders of each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

          (4) sequentially, to the holders of the Class M-1, Class M-2, Class
     M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
     Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

          (5) to the holders of the class or classes of Adjustable Rate
     Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization
     Deficiency Amount remaining unpaid following the distribution of Excess
     Cashflow and Credit Comeback Excess Cashflow as described above under " --
     Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions -- Excess
     Cashflow" above;

          (6) to the holders of each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

          (7) concurrently, to the holders of each class of Class A
     Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid
     Realized Loss Amount for the class;

                                       39

          (8) sequentially, to the holders of the Class M-1, Class M-2, Class
     M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
     Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

          (9) to the Swap Contract Administrator for payment to the Swap
     Counterparty, only to the extent necessary to cover any Swap Termination
     Payment due to a Swap Counterparty Trigger Event payable to the Swap
     Counterparty with respect to such Distribution Date.

     The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

    MONTH OF        SWAP CONTRACT
  DISTRIBUTION        NOTIONAL
      DATE           BALANCE ($)
-----------------   -------------
April 2006.......    582,600,000
May 2006.........    577,155,437
June 2006........    571,031,787
July 2006........    564,236,207
August 2006......    556,778,454
September 2006...    548,670,890
October 2006.....    539,921,767
November 2006....    530,789,004
December 2006....    521,060,256
January 2007.....    510,758,173
February 2007....    499,994,854
March 2007.......    489,021,756
April 2007.......    477,494,122
May 2007.........    465,524,100
June 2007........    453,114,894
July 2007........    440,302,923
August 2007......    427,126,305
September 2007...    413,624,985
October 2007.....    399,952,763
November 2007....    386,763,562
December 2007....    374,041,285
January 2008.....    361,770,384
February 2008....    349,935,842
March 2008.......    338,488,435
April 2008.......    321,368,019
May 2008.........    305,525,905
June 2008........    290,596,180
July 2008........    276,525,936
August 2008......    263,265,495
September 2008...    250,787,506
October 2008         242,517,336
November 2008....    234,564,578
December 2008....    226,918,606
January 2009.....    219,569,166
February 2009....    212,506,365
March 2009.......    204,565,174
April 2009.......    196,889,057
May 2009.........    189,621,784
June 2009........    182,689,666
July 2009........    176,077,972
August 2009......    169,772,706
September 2009...    164,424,942
October 2009.....    159,198,226
November 2009....    154,179,269
December 2009....    149,361,422
January 2010.....    144,738,260
February 2010....    140,303,577
March 2010.......    136,030,108
April 2010.......    131,877,975
May 2010.........    127,726,079
June 2010........    123,739,796
July 2010........    119,913,835
August 2010......    116,243,089
September 2010...    112,705,533
October 2010.....    109,300,896
November 2010....    106,019,293
December 2010....    102,856,266
January 2011.....     99,807,800
February 2011....     96,870,015
March 2011.......     94,033,363

     A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

     The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

     o    failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

     o    certain insolvency or bankruptcy events, and

     o    a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

     Early termination events under the Swap Contract include, among other things:

     o    illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

                                       40

     o    a tax event (which generally relates to either party to the Swap
          Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

     o    a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

     o    an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

     In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Guarantor are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Guarantor are rated below "A-1" by S&P or (ii) if the
Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by
S&P (such event, "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the
Swap Contract Administrator on terms substantially similar to the Swap Contract;
(b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

     "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least "A1" by Moody's (and if rated
"A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated "P-1"
by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

     It will also be a termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least "P-1" by Moody's
(including if such rating is on watch for possible downgrade) or (ii) if the
Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1"
by Moody's (including if such rating is on watch for possible downgrade); and
the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above.

                                       41

     The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the
Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

     Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

     "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

     The Swap Counterparty is a Delaware corporation. The Swap Counterparty is
Lehman Brothers' principal dealer in a broad range of over-the-counter derivative products including interest rate, currency, credit and mortgage derivatives. The long-term, unsecured, unsubordinated debt obligations of the
Swap Guarantor are rated "A1" and "A+" by Moody's and S&P, respectively.

     The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under the Swap Contract, the
Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap
Guarantor in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap
Contract Administration Agreement.

     The Swap Counterparty and the Swap Guarantor are each affiliates of Lehman
Brothers Inc., one of the Underwriters.

     The Swap Contract, the Swap Guaranty, the Swap Contract Assignment
Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual
Period for the Adjustable Rate Certificates (each such date, an "INTEREST
DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the
Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the

                                       42

applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference
Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any
Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00
a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all
Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m.,
New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and
New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international
Eurocurrency market:

          (1)  with an established place of business in London,

          (2)  which have been designated as such by the Trustee and

          (3)  which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor
               Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

     On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve
Fund following all other deposits to, and withdrawals from, the Carryover
Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE FUND
DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

     The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

     On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under

                                       43

"--Overcollateralization Provisions." Any Credit Comeback Excess Amounts
remaining after the application of such amounts as described under "--
Overcollateralization Provisions" will be distributed to the Class C
Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4,
Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero.
After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A
Certificates exceeds the aggregate Stated Principal Balance of the Mortgage
Loans in Loan Group 1, the amount of such excess will be applied to reduce the
Certificate Principal Balance of the Class 1-A Certificates, until the
Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2,
the amount of such excess will be applied to reduce the Certificate Principal
Balance of each class of Class 2-A Certificates, pro rata, until the Certificate
Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT."

     If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       44

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan
Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau
Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
MORTGAGE LOAN PROGRAM             LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

30 Year 6-month LIBOR.........       39   $  8,979,988      2.65%     $230,256    7.863%    358.96      575      79.7%
2/28 6-month LIBOR............      714    112,833,176     33.32       158,030    8.635     358.65      587      78.0
2/28 6-month LIBOR - 24-month
   Interest Only..............      186     36,528,134     10.79       196,388    7.909     358.61      624      80.4
2/28 6-month LIBOR - 60-month
   Interest Only..............      218     43,622,350     12.88       200,103    8.000     358.35      620      81.1
2/28 6-month LIBOR 40/30
   Balloon....................        3        748,853      0.22       249,618    7.933     358.00      627      87.4
3/27 6-month LIBOR............      215     31,003,310      9.16       144,201    8.595     358.58      589      78.9
3/27 6-month LIBOR - 36-month
   Interest Only..............       57     10,364,625      3.06       181,836    7.711     358.11      620      81.6
3/27 6-month LIBOR - 60-month
   Interest Only..............       55      9,971,609      2.95       181,302    8.322     358.21      621      82.1
15 Year Fixed.................       36      3,591,067      1.06        99,752    8.254     178.56      603      64.9
15 Year Fixed - Credit
   Comeback...................        7        609,732      0.18        87,105    8.935     178.84      602      75.4
20 Year Fixed.................        1         49,845      0.01        49,845    8.750     238.00      634      94.3
30 Year Fixed.................      388     60,663,124     17.92       156,348    8.102     358.56      599      74.5
30 Year Fixed - Credit
   Comeback...................       77      8,708,371      2.57       113,096    8.749     358.67      603      77.7
30 Year Fixed - 60-month
   Interest Only..............       50     10,836,709      3.20       216,734    7.962     358.76      617      76.6
30/15 Fixed Balloon...........        1         75,925      0.02        75,925    9.500     178.00      659      84.4
                                  -----   ------------    ------
      Total/Avg./Wtd. Avg.....    2,047   $338,586,818    100.00%
                                  =====   ============    ======

                                      A-1

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
ORIGINAL TERM (MONTHS)            LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

ARM 360 ......................    1,487   $254,052,045     75.03%     $170,849    8.338%    358.55      600      79.4%
Fixed 180 ....................       44      4,276,724      1.26        97,198    8.374     178.59      604      66.7
Fixed 240 ....................        1         49,845      0.01        49,845    8.750     238.00      634      94.3
Fixed 360 ....................      515     80,208,204     23.69       155,744    8.153     358.60      602      75.2
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg .......    2,047   $338,586,818    100.00%
                                  =====   ============    ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MORTGAGE LOAN          MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
PRINCIPAL BALANCES                LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

$25,000.01 - $50,000.00 ......       18   $    872,812      0.26%     $ 48,490    9.975%    323.55      591      63.8%
$50,000.01 - $75,000.00 ......      180     11,294,983      3.34        62,750    9.389     348.30      603      73.3
$75,000.01 - $100,000.00 .....      287     25,288,045      7.47        88,112    8.656     350.31      609      77.0
$100,000.01 - $150,000.00  ...      637     79,251,163     23.41       124,413    8.477     355.78      600      77.7
$150,000.01 - $200,000.00  ...      367     63,228,582     18.67       172,285    8.248     356.64      604      78.3
$200,000.01 - $250,000.00  ...      215     48,016,955     14.18       223,335    8.083     356.78      602      79.3
$250,000.01 - $300,000.00  ...      139     37,764,141     11.15       271,684    8.066     358.56      593      78.3
$300,000.01 - $350,000.00  ...       95     30,947,385      9.14       325,762    8.053     358.66      598      80.1
$350,000.01 - $400,000.00  ...       87     32,571,445      9.62       374,384    8.097     358.70      598      78.9
$400,000.01 - $450,000.00  ...       18      7,352,618      2.17       408,479    7.891     358.50      608      79.2
$450,000.01 - $500,000.00  ...        3      1,478,688      0.44       492,896    8.955     358.67      609      79.2
$500,000.01 - $550,000.00  ...        1        520,000      0.15       520,000    8.625     358.00      607      77.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg .......    2,047   $338,586,818    100.00%
                                  =====   ============    ======

                                      A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
STATE                             LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

Alabama ......................       20   $  1,989,690      0.59%     $ 99,484    9.046%    358.36      601      80.1%
Alaska .......................        7      1,143,203      0.34       163,315    8.560     359.00      590      76.5
Arizona ......................       74     11,733,515      3.47       158,561    8.402     358.53      610      78.5
Arkansas .....................        9        895,681      0.26        99,520    8.708     341.16      631      87.6
California ...................      244     64,719,161     19.11       265,242    7.872     357.88      598      76.3
Colorado .....................       24      3,886,042      1.15       161,918    8.138     358.25      613      80.7
Connecticut ..................       32      5,273,480      1.56       164,796    8.471     353.55      602      76.1
Delaware .....................        5        723,725      0.21       144,745    8.766     358.48      580      79.2
District of Columbia .........        9      1,495,604      0.44       166,178    8.238     358.46      615      60.3
Florida ......................      173     26,689,504      7.88       154,275    8.546     357.94      596      76.8
Georgia ......................      113     14,951,991      4.42       132,319    8.796     355.77      597      83.6
Hawaii .......................        5      1,367,333      0.40       273,467    7.773     358.90      614      75.6
Idaho ........................       12      1,583,837      0.47       131,986    8.505     358.88      605      78.4
Illinois .....................      115     17,144,721      5.06       149,085    8.644     358.70      598      80.2
Indiana ......................       14      1,437,251      0.42       102,661    8.585     358.83      602      77.2
Iowa .........................       11      1,108,752      0.33       100,796    8.499     358.71      643      84.5
Kansas .......................       16      1,879,924      0.56       117,495    9.230     350.57      599      82.0
Kentucky .....................       15      1,685,760      0.50       112,384    8.486     358.49      594      83.5
Louisiana ....................        2        151,054      0.04        75,527    8.991     358.57      655      39.8
Maine ........................        7      1,077,614      0.32       153,945    7.523     359.00      637      77.4
Maryland .....................       87     16,132,191      4.76       185,427    8.216     357.13      590      77.8
Massachusetts ................       62     13,899,712      4.11       224,189    7.867     357.25      589      75.6
Michigan .....................       84      9,923,009      2.93       118,131    8.722     358.53      613      80.5
Minnesota ....................       42      6,875,483      2.03       163,702    8.422     358.33      614      80.0
Mississippi ..................        3        299,402      0.09        99,801    8.042     358.67      626      81.7
Missouri .....................       18      1,935,016      0.57       107,501    8.731     358.64      606      80.3
Montana ......................        1        169,292      0.05       169,292    9.250     359.00      602      83.0
Nevada .......................       49     10,164,113      3.00       207,431    7.917     358.13      627      80.5
New Hampshire ................       10      1,829,671      0.54       182,967    7.870     358.86      631      74.5
New Jersey ...................       79     15,807,110      4.67       200,090    8.536     356.95      591      76.5
New Mexico ...................       20      2,763,844      0.82       138,192    8.620     354.45      612      80.8
New York .....................       74     17,467,071      5.16       236,042    8.098     356.68      582      73.7
North Carolina ...............       75      7,837,263      2.31       104,497    8.791     350.40      597      78.5
North Dakota .................        1         99,853      0.03        99,853    9.750     359.00      584      79.9
Ohio .........................       30      3,347,733      0.99       111,591    8.156     358.58      611      82.0
Oklahoma .....................        5        412,805      0.12        82,561    8.987     336.83      640      81.2
Oregon .......................       27      5,353,399      1.58       198,274    7.800     358.35      602      80.3
Pennsylvania .................       32      4,123,257      1.22       128,852    8.498     354.86      605      81.8
Rhode Island .................        3        713,518      0.21       237,839    8.157     359.00      572      72.0
South Carolina ...............       42      4,654,539      1.37       110,822    9.178     348.62      588      83.0
South Dakota .................        1         84,966      0.03        84,966   10.500     359.00      628      54.5
Tennessee ....................       28      3,688,360      1.09       131,727    8.589     358.50      601      83.3
Texas ........................      199     21,344,720      6.30       107,260    8.450     344.47      600      77.8
Utah .........................       18      2,716,474      0.80       150,915    8.359     358.66      645      83.5
Vermont ......................        7      1,336,139      0.39       190,877    7.531     358.76      640      79.9
Virginia .....................       45      8,867,642      2.62       197,059    8.095     354.79      615      78.7
Washington ...................       64     11,459,614      3.38       179,056    7.772     358.58      614      81.9
West Virginia ................       13      2,068,927      0.61       159,148    9.092     349.16      590      80.6
Wisconsin ....................       20      2,180,482      0.64       109,024    9.374     352.52      597      80.6
Wyoming ......................        1         93,374      0.03        93,374    7.750     359.00      597      80.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg .......    2,047   $338,586,818    100.00%
                                  =====   ============    ======

                                      A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
RANGE OF LOAN-TO-VALUE           MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
RATIOS (%)                        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

50.00 or Less ................      101    $ 12,164,976      3.59%     $120,445   7.983%     342.38       587         40.3%
50.01 - 55.00 ................       38       5,553,397      1.64       146,142   8.145      353.45       579         52.9
55.01 - 60.00 ................       51       7,987,016      2.36       156,608   8.066      356.02       588         57.9
60.01 - 65.00 ................       59      10,948,482      3.23       185,567   7.915      357.76       579         63.6
65.01 - 70.00 ................      105      19,641,623      5.80       187,063   8.257      356.36       576         68.8
70.01 - 75.00 ................      191      33,845,754     10.00       177,203   8.137      356.68       582         73.8
75.01 - 80.00 ................      893     139,682,401     41.25       156,419   8.121      356.40       611         79.5
80.01 - 85.00 ................      222      41,791,356     12.34       188,249   8.487      357.41       595         84.2
85.01 - 90.00 ................      302      53,719,331     15.87       177,879   8.634      357.47       610         89.5
90.01 - 95.00 ................       73      11,709,514      3.46       160,404   9.406      358.13       608         94.5
95.01 - 100.00 ...............       12       1,542,966      0.46       128,581   9.362      358.20       640         99.8
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    2,047    $338,586,818    100.00%
                                  =====    ============    ======

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
RANGE OF CURRENT MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

4.501 - 5.000 ................        1    $    125,369       0.04%    $125,369    5.000%    359.00       554         80.0%
5.501 - 6.000 ................        9       2,263,977       0.67      251,553    5.923     357.72       598         75.4
6.001 - 6.500 ................       45      10,282,287       3.04      228,495    6.402     354.59       603         72.9
6.501 - 7.000 ................      144      30,334,378       8.96      210,655    6.850     356.02       617         76.7
7.001 - 7.500 ................      239      45,196,027      13.35      189,105    7.318     356.28       613         76.2
7.501 - 8.000 ................      388      69,521,623      20.53      179,179    7.818     357.22       606         77.1
8.001 - 8.500 ................      345      54,604,647      16.13      158,274    8.311     355.67       599         78.0
8.501 - 9.000 ................      338      50,061,107      14.79      148,110    8.778     357.48       601         79.4
9.001 - 9.500 ................      207      31,010,984       9.16      149,812    9.294     354.09       591         80.2
9.501 - 10.000 ...............      146      21,636,799       6.39      148,197    9.796     356.05       577         80.9
10.001 - 10.500 ..............       85      12,236,167       3.61      143,955   10.288     357.94       581         83.0
10.501 - 11.000 ..............       44       4,982,751       1.47      113,244   10.823     351.11       569         81.2
11.001 - 11.500 ..............       29       3,452,541       1.02      119,053   11.248     355.49       566         81.7
11.501 - 12.000 ..............       22       2,350,942       0.69      106,861   11.788     358.89       598         88.6
12.001 - 12.500 ..............        3         175,165       0.05       58,388   12.267     359.00       601         82.5
12.501 - 13.000 ..............        2         352,053       0.10      176,027   12.750     359.00       644         90.0
                                  -----    ------------     ------
   Total/Avg./Wtd. Avg .......    2,047    $338,586,818     100.00%
                                  =====    ============     ======

                                       A-4

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
MORTGAGED PROPERTY TYPE           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

Single Family Residence ......    1,552    $254,661,049      75.21%    $164,086   8.226%     356.33       599         77.8%
Planned Unit Development .....      222      37,989,974      11.22      171,126   8.376      353.93       603         79.7
Low-Rise Condominium .........      213      32,392,406       9.57      152,077   8.546      358.52       610         80.7
Two Family Home ..............       36       8,630,963       2.55      239,749   8.567      358.60       600         75.7
Three Family Home ............       11       2,569,864       0.76      233,624   8.833      358.64       637         77.1
High-Rise Condominium ........       11       2,134,211       0.63      194,019   9.264      343.91       612         81.9
Four Family Home .............        2         208,351       0.06      104,175   9.786      359.00       623         48.7
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    2,047    $338,586,818    100.00%
                                  =====    ============    ======

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

Refinance -- Cash Out ........    1,356    $247,408,356      73.07%    $182,455   8.216%     355.60       593         76.9%
Purchase .....................      568      73,696,903      21.77      129,748   8.589      358.46       627         82.4
Refinance -- Rate/Term .......      123      17,481,559       5.16      142,126   8.156      356.56       600         79.5
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    2,047    $338,586,818    100.00%
                                  =====    ============    ======

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

Owner Occupied ...............    1,902    $316,943,559     93.61%     $166,637   8.238%     356.19       598         78.0%
Investment Property ..........      114      17,036,931      5.03       149,447   9.201      357.30       651         82.0
Second Home ..................       31       4,606,328      1.36       148,591   8.851      358.22       626         77.7
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    2,047    $338,586,818    100.00%
                                  =====    ============    ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                       A-5

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
RANGE OF REMAINING TERMS         MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

121 - 180 ....................       44    $  4,276,724      1.26%     $ 97,198   8.374%     178.59       604         66.7%
181 - 300 ....................        1          49,845      0.01        49,845   8.750      238.00       634         94.3
301 - 360 ....................    2,002     334,260,249     98.72       166,963   8.293      358.56       601         78.4
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    2,047    $338,586,818    100.00%
                                  =====    ============    ======

             LOAN DOCUMENTATION TYPE FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
LOAN DOCUMENTATION TYPE           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

Full Documentation ...........    1,450    $232,561,955     68.69%     $160,388   8.137%     356.23       594         78.9%
Stated Income ................      597     106,024,863     31.31       177,596   8.640      356.36       616         76.7
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    2,047    $338,586,818    100.00%
                                  =====    ============    ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
RANGE OF CREDIT BUREAU RISK      MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
SCORES                            LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

781 - 800 ....................        1    $    275,000      0.08%     $275,000   5.800%     356.00       796         47.4%
761 - 780 ....................        2         418,054      0.12       209,027   8.874      358.55       771         63.8
741 - 760 ....................        3         355,782      0.11       118,594   7.652      357.96       743         90.0
721 - 740 ....................       18       2,829,378      0.84       157,188   8.595      358.58       730         82.1
701 - 720 ....................       37       5,371,740      1.59       145,182   8.225      355.59       708         82.6
681 - 700 ....................       65       9,435,230      2.79       145,157   8.118      358.41       689         80.5
661 - 680 ....................      102      16,900,421      4.99       165,690   7.903      354.65       669         80.6
641 - 660 ....................      172      28,290,588      8.36       164,480   7.953      353.06       650         78.1
621 - 640 ....................      262      44,538,750     13.15       169,995   8.197      357.16       630         81.3
601 - 620 ....................      350      57,529,326     16.99       164,370   8.028      355.96       610         79.2
581 - 600 ....................      360      58,320,366     17.22       162,001   8.335      356.77       591         79.1
561 - 580 ....................      280      48,442,640     14.31       173,009   8.352      357.84       571         77.8
541 - 560 ....................      198      31,222,789      9.22       157,691   8.724      356.28       551         76.0
521 - 540 ....................      115      20,630,051      6.09       179,392   8.701      355.79       531         73.4
501 - 520 ....................       72      12,398,230      3.66       172,198   9.062      354.31       512         68.8
500 or Less ..................       10       1,628,475      0.48       162,847   9.090      357.09       494         70.8
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    2,047    $338,586,818    100.00%
                                  =====    ============    ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-6

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
CREDIT GRADE CATEGORY             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

A ............................    1,657    $272,010,451     80.34%     $164,158   8.266%     356.19       607         79.3%
A- ...........................      113      20,849,416      6.16       184,508   8.269      357.01       579         77.3
B ............................      153      26,370,845      7.79       172,358   8.438      355.55       573         74.0
C ............................       82      12,373,899      3.65       150,901   8.626      356.92       568         68.4
C- ...........................       35       5,828,757      1.72       166,536   8.249      358.93       592         73.4
D ............................        7       1,153,450      0.34       164,779   8.857      359.00       537         65.5
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    2,047    $338,586,818    100.00%
                                  =====    ============    ======

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT       AVERAGE
PREPAYMENT PENALTY PERIOD        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  -------------

0 ............................      884    $135,574,510     40.04%     $153,365   8.680%     354.32       597         79.0%
6 ............................        1         115,067      0.03       115,067   8.750      358.00       593         80.0
12 ...........................       89      18,742,905      5.54       210,594   8.261      357.26       596         74.9
13 ...........................        1         374,549      0.11       374,549   7.750      357.00       574         64.7
24 ...........................      780     133,647,851     39.47       171,343   8.074      358.51       602         78.6
36 ...........................      292      50,131,937     14.81       171,685   7.854      355.21       610         76.7
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    2,047    $338,586,818    100.00%
                                  =====    ============    ======

             RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED
                                  AVERAGE                             PERCENT OF
                                 MONTHS TO               AGGREGATE    AGGREGATE    AVERAGE
                                   NEXT     NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT
RANGE OF MONTHS TO              ADJUSTMENT   MORTGAGE     BALANCE      BALANCE    PRINCIPAL
NEXT ADJUSTMENT DATE               DATE       LOANS     OUTSTANDING  OUTSTANDING   BALANCE
------------------------------  ----------  ---------  ------------  -----------  ---------

0 - 6 ........................       5           39    $  8,979,988      3.53%     $230,256
13 - 18 ......................      16            3         587,646      0.23       195,882
19 - 24 ......................      23        1,118     193,144,867     76.03       172,759
25 - 31 ......................      29            5         793,166      0.31       158,633
32 - 37 ......................      34          322      50,546,378     19.90       156,976
                                              -----    ------------    ------
   Total/Avg./Wtd. Avg. ......                1,487    $254,052,045    100.00%
                                              =====    ============    ======

                                           WEIGHTED   WEIGHTED
                                WEIGHTED   AVERAGE     AVERAGE      WEIGHTED
                                 AVERAGE  REMAINING    CREDIT       AVERAGE
RANGE OF MONTHS TO              MORTGAGE     TERM      BUREAU    LOAN-TO-VALUE
NEXT ADJUSTMENT DATE              RATE     (MONTHS)  RISK SCORE      RATIO
------------------------------  --------  ---------  ----------  -------------

0 - 6 ........................   7.863%     358.96       575         79.7%
13 - 18 ......................   8.564      351.88       527         80.0
19 - 24 ......................   8.352      358.59       602         79.2
25 - 31 ......................   7.917      353.26       527         81.3
32 - 37 ......................   8.371      358.50       603         80.1

   Total/Avg./Wtd. Avg. ......

                                       A-7

          GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RANGE OF GROSS MARGINS (%)        LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

3.001 - 4.000 ................        5   $    753,205      0.30%     $150,641    7.556%    358.87      569      71.9%
4.001 - 5.000 ................       20      3,265,276      1.29       163,264    7.805     358.78      579      74.3
5.001 - 6.000 ................      288     48,205,995     18.97       167,382    7.701     358.80      599      77.4
6.001 - 7.000 ................      444     80,769,198     31.79       181,913    7.975     358.62      604      79.3
7.001 - 8.000 ................      476     79,099,289     31.14       166,175    8.552     358.42      601      79.7
8.001 - 9.000 ................      211     36,302,839     14.29       172,051    9.270     358.33      596      81.3
9.001 - 10.000 ...............       29      4,350,629      1.71       150,022   10.121     358.62      599      84.8
10.001 - 11.000 ..............       13      1,242,031      0.49        95,541   11.155     358.35      588      88.8
11.001 - 12.000 ..............        1         63,582      0.03        63,582   12.100     359.00      574      80.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg .......    1,487   $254,052,045    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.037%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MAXIMUM MORTGAGE       MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RATES (%)                         LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

11.501 - 12.000 ..............        1   $    125,369      0.05%     $125,369    5.000%    359.00      554      80.0%
12.001 - 12.500 ..............        5        991,572      0.39       198,314    6.380     357.35      628      73.6
12.501 - 13.000 ..............       24      5,509,968      2.17       229,582    6.585     358.17      600      80.4
13.001 - 13.500 ..............       64     14,523,068      5.72       226,923    6.867     358.31      611      79.0
13.501 - 14.000 ..............      140     28,839,990     11.35       206,000    7.309     358.31      611      78.4
14.001 - 14.500 ..............      185     31,628,780     12.45       170,966    7.635     358.49      608      78.6
14.501 - 15.000 ..............      284     50,545,652     19.90       177,978    8.022     358.60      604      78.2
15.001 - 15.500 ..............      226     38,775,858     15.26       171,575    8.427     358.58      596      78.7
15.501 - 16.000 ..............      226     33,307,795     13.11       147,380    8.865     358.59      599      79.5
16.001 - 16.500 ..............      124     18,625,674      7.33       150,207    9.314     358.65      595      80.6
16.501 - 17.000 ..............       87     14,484,708      5.70       166,491    9.808     358.77      578      82.1
17.001 - 17.500 ..............       58      9,008,012      3.55       155,311   10.343     358.91      585      83.1
17.501 - 18.000 ..............       26      3,125,391      1.23       120,207   10.828     358.90      577      84.3
18.001 - 18.500 ..............       16      2,278,162      0.90       142,385   11.222     358.80      573      83.5
18.501 - 19.000 ..............       17      1,804,928      0.71       106,172   11.792     358.90      610      88.8
19.001 - 19.500 ..............        2        125,066      0.05        62,533   12.174     359.00      604      77.5
Greater than 19.500 ..........        2        352,053      0.14       176,027   12.750     359.00      644      90.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg .......    1,487   $254,052,045    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.116%.

                                      A-8

    INITIAL PERIODIC RATE CAP FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
INITIAL PERIODIC RATE CAP (%)     LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

1.000 ........................       41   $  9,212,823      3.63%     $224,703    7.915%    358.94      575      79.6%
1.500 ........................    1,055    174,406,060     68.65       165,314    8.414     358.76      601      79.6
2.000 ........................       19      3,467,601      1.36       182,505    8.418     357.95      584      78.4
3.000 ........................      368     66,346,287     26.12       180,289    8.193     357.99      603      78.8
6.000 ........................        4        619,274      0.24       154,819    8.323     357.66      607      79.5
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg .......    1,487   $254,052,045    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.891%.

   SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
SUBSEQUENT PERIODIC RATE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
CAP (%)                           LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0.125 ........................        1   $    105,274      0.04%     $105,274    8.600%    358.00      620      85.0%
1.000 ........................      371     68,055,487     26.79       183,438    8.207     358.18      600      78.9
1.500 ........................    1,114    185,731,431     73.11       166,725    8.386     358.69      601      79.6
2.000 ........................        1        159,854      0.06       159,854    7.650     358.00      523      60.4
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg .......    1,487   $254,052,045    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 1
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.366%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MINIMUM MORTGAGE       MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RATES (%)                         LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

4.001 - 5.000 ................        1   $    125,369      0.05%     $125,369    5.000%    359.00      554      80.0%
5.001 - 6.000 ................       12      2,891,408      1.14       240,951    6.188     358.10      576      78.1
6.001 - 7.000 ................      130     28,221,461     11.11       217,088    6.846     358.46      611      79.3
7.001 - 8.000 ................      457     83,739,822     32.96       183,238    7.673     358.53      610      78.4
8.001 - 9.000 ................      514     82,517,163     32.48       160,539    8.541     358.53      598      79.1
9.001 - 10.000 ...............      244     39,142,333     15.41       160,419    9.501     358.60      587      80.5
Greater than 10.000 ..........      129     17,414,488      6.85       134,996   10.750     358.85      584      83.8
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg .......    1,487   $254,052,045    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.302%.

                                      A-9

       NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
NEXT ADJUSTMENT DATE              LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

July 2006 ....................        1   $    395,483      0.16%     $395,483    8.150%    358.00      548      90.0%
August 2006 ..................       38      8,584,505      3.38       225,908    7.849     359.00      576      79.2
May 2007 .....................        1        219,617      0.09       219,617    8.500     350.00      474      85.0
August 2007 ..................        2        368,029      0.14       184,014    8.602     353.00      559      77.0
October 2007 .................        1        216,000      0.09       216,000    6.250     355.00      638      78.5
November 2007 ................       14      2,066,596      0.81       147,614    8.332     356.12      583      84.2
December 2007 ................       59     11,324,743      4.46       191,945    7.971     357.05      599      78.4
January 2008 .................      298     51,793,461     20.39       173,804    8.229     358.02      607      78.7
February 2008 ................      746    127,744,067     50.28       171,239    8.439     359.00      600      79.4
July 2008 ....................        2        358,737      0.14       179,369    6.827     352.00      491      79.8
August 2008 ..................        1        151,415      0.06       151,415    8.550     353.00      553      85.0
October 2008 .................        2        283,015      0.11       141,507    8.960     355.00      558      81.2
November 2008 ................        1        211,497      0.08       211,497    6.625     356.00      621      90.0
December 2008 ................       21      3,867,507      1.52       184,167    8.613     357.22      615      83.7
January 2009 .................      113     18,127,116      7.14       160,417    8.291     358.01      607      80.3
February 2009 ................      187     28,340,258     11.16       151,552    8.401     359.00      598      79.3
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    1,487   $254,052,045    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is March 2008.

               INTEREST ONLY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 ............................    1,481   $227,263,392     67.12%     $153,453    8.454%    355.21      591      77.1%
24 ...........................      186     36,528,134     10.79       196,388    7.909     358.61      624      80.4
36 ...........................       57     10,364,625      3.06       181,836    7.711     358.11      620      81.6
60 ...........................      323     64,430,668     19.03       199,476    8.044     358.40      620      80.5
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,047   $338,586,818    100.00%
                                  =====   ============    ======

                                      A-10

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
MORTGAGE LOAN PROGRAM             LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

30 Year 6-month LIBOR ........       18   $  4,602,659      0.97%     $255,703    7.940%    358.67      579      80.9%
2/28 6-month LIBOR ...........      798    142,307,844     30.05       178,331    8.483     358.50      608      80.8
2/28 6-month LIBOR - 24-month
   Interest Only .............      180     51,030,276     10.77       283,502    8.072     358.66      632      80.4
2/28 6-month LIBOR - 60-month
   Interest Only .............      154     43,919,034      9.27       285,189    7.908     358.53      636      80.4
2/28 6-month LIBOR 40/30
   Balloon ...................        5      1,598,820      0.34       319,764    8.206     358.00      596      81.5
3/27 6-month LIBOR ...........      304     48,060,007     10.15       158,092    8.582     357.93      603      81.5
3/27 6-month LIBOR - 36-month
   Interest Only .............       41     11,457,603      2.42       279,454    8.188     358.61      631      80.3
3/27 6-month LIBOR - 60-month
   Interest Only .............       41     10,513,571      2.22       256,429    8.327     358.13      631      80.3
3/27 6-month LIBOR 40/30
   Balloon ...................        1        281,353      0.06       281,353    6.500     358.00      656      80.0
15 Year Fixed ................       32      3,751,688      0.79       117,240    8.123     178.42      602      71.5
15 Year Fixed - Credit
   Comeback ..................        6        687,826      0.15       114,638    8.799     178.53      587      73.5
30 Year Fixed ................      589    108,229,969     22.85       183,752    7.673     358.45      610      73.9
30 Year Fixed - Credit
   Comeback ..................      143     23,965,412      5.06       167,590    8.375     358.43      593      77.2
30 Year Fixed - 60-month
   Interest Only .............       93     23,137,584      4.89       248,791    7.295     358.72      628      78.7
30/15 Fixed Balloon ..........        1         68,487      0.01        68,487    9.375     166.00      674      10.0
                                  -----   ------------    ------
      Total/Avg./Wtd. Avg. ...    2,406   $473,612,131    100.00%
                                  =====   ============    ======

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
ORIGINAL TERM (MONTHS)            LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

ARM 360 ......................    1,542   $313,771,166     66.25%     $203,483    8.324%    358.44      616      80.7%
Fixed 180 ....................       39      4,508,000      0.95       115,590    8.245     178.25      601      70.9
Fixed 360 ....................      825    155,332,965     32.80       188,282    7.725     358.49      610      75.1
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,406   $473,612,131    100.00%
                                  =====   ============    ======

                                      A-11

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MORTGAGE LOAN          MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
PRINCIPAL BALANCES                LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

 $25,000.01 - $50,000.00  ....       15   $    690,669      0.15%     $ 46,045    9.546%    332.77      608      65.7%
 $50,000.01 - $75,000.00  ....      162     10,282,524      2.17        63,472    9.238     349.70      608      77.3
 $75,000.01 - $100,000.00 ....      277     24,291,203      5.13        87,694    8.748     355.34      609      78.4
$100,000.01 - $150,000.00  ...      641     80,017,377     16.90       124,832    8.355     354.16      607      77.5
$150,000.01 - $200,000.00  ...      442     77,230,855     16.31       174,730    8.160     355.94      612      78.9
$200,000.01 - $250,000.00  ...      267     59,906,841     12.65       224,370    8.083     357.87      620      79.6
$250,000.01 - $300,000.00  ...      214     58,806,046     12.42       274,795    7.877     358.50      617      78.5
$300,000.01 - $350,000.00  ...      127     41,109,945      8.68       323,700    8.017     358.60      619      80.9
$350,000.01 - $400,000.00  ...       73     27,477,966      5.80       376,410    8.116     355.85      608      79.4
$400,000.01 - $450,000.00  ...       75     32,154,783      6.79       428,730    7.836     358.50      616      79.7
$450,000.01 - $500,000.00  ...       62     29,430,513      6.21       474,686    7.850     358.48      625      80.5
$500,000.01 - $550,000.00  ...       13      6,742,329      1.42       518,641    7.556     358.85      624      80.3
$550,000.01 - $600,000.00  ...       18     10,390,564      2.19       577,254    7.633     358.51      610      73.9
$600,000.01 - $650,000.00  ...        3      1,904,500      0.40       634,833    7.268     358.67      635      85.8
$650,000.01 - $700,000.00  ...        5      3,329,956      0.70       665,991    8.030     359.00      616      79.7
$700,000.01 - $750,000.00  ...        2      1,425,880      0.30       712,940    7.782     355.49      598      85.0
$750,000.01 - $800,000.00  ...        3      2,348,792      0.50       782,931    7.824     359.00      624      75.9
$800,000.01 - $850,000.00  ...        4      3,322,015      0.70       830,504    9.030     358.76      573      68.8
$850,000.01 - $900,000.00  ...        1        900,000      0.19       900,000    7.750     358.00      588      67.7
Greater than $900,000.00 .....        2      1,849,374      0.39       924,687    8.510     359.00      626      74.9
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,406   $473,612,131    100.00%
                                  =====   ============    ======

                                      A-12

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
STATE                             LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

Alabama ......................       37   $  4,593,820      0.97%     $124,157    8.589%    335.70      604      83.8%
Alaska .......................        4        927,498      0.20       231,875    7.997     358.46      602      83.9
Arizona ......................      112     20,911,124      4.42       186,706    8.335     357.13      609      78.2
Arkansas .....................        6        922,313      0.19       153,719    8.636     357.22      577      87.6
California ...................      406    127,911,818     27.01       315,054    7.601     357.41      622      75.8
Colorado .....................       40      7,752,684      1.64       193,817    8.204     358.79      615      79.3
Connecticut ..................       32      6,642,048      1.40       207,564    8.096     358.50      609      81.6
Delaware .....................        5      1,019,383      0.22       203,877    8.022     358.76      624      81.2
District of Columbia .........        6      1,800,106      0.38       300,018    7.734     358.88      596      68.1
Florida ......................      328     57,895,813     12.22       176,512    8.264     357.19      619      79.3
Georgia ......................       78     12,213,733      2.58       156,586    8.781     358.54      603      82.5
Hawaii .......................       20      6,128,799      1.29       306,440    7.654     358.49      623      81.4
Idaho ........................       16      2,029,074      0.43       126,817    8.318     348.05      625      84.1
Illinois .....................       80     13,933,785      2.94       174,172    8.860     357.11      598      83.2
Indiana ......................       25      3,272,029      0.69       130,881    8.630     358.28      602      81.1
Iowa .........................       11      1,145,865      0.24       104,170    9.307     358.95      586      85.1
Kansas .......................       16      1,824,911      0.39       114,057    8.918     358.26      592      81.2
Kentucky .....................       17      2,348,404      0.50       138,141    8.496     358.48      603      85.1
Louisiana ....................       27      3,244,495      0.69       120,166    8.985     354.78      615      85.5
Maine ........................        6        686,444      0.14       114,407    7.799     336.36      613      77.0
Maryland .....................       48     13,252,086      2.80       276,085    8.368     358.65      593      79.8
Massachusetts ................       31      7,192,184      1.52       232,006    8.051     358.58      596      78.6
Michigan .....................       49      7,963,392      1.68       162,518    8.468     357.73      622      76.5
Minnesota ....................       25      4,281,929      0.90       171,277    8.479     350.15      596      80.1
Mississippi ..................       10        983,441      0.21        98,344    8.611     357.73      608      82.1
Missouri .....................       26      4,222,748      0.89       162,413    7.959     357.84      629      79.3
Montana ......................        8        979,606      0.21       122,451    8.314     358.62      598      78.2
Nebraska .....................        5        695,721      0.15       139,144    7.882     357.96      621      79.4
Nevada .......................       74     17,227,762      3.64       232,808    7.863     358.33      624      80.1
New Hampshire ................       15      2,588,869      0.55       172,591    7.794     358.87      613      77.8
New Jersey ...................       56     13,848,484      2.92       247,294    8.515     358.17      598      80.4
New Mexico ...................        8      1,203,890      0.25       150,486    9.198     358.87      596      86.2
New York .....................       60     15,625,831      3.30       260,431    8.252     354.95      594      74.6
North Carolina ...............       60      7,956,972      1.68       132,616    8.818     358.60      596      81.3
North Dakota .................        2        182,538      0.04        91,269    8.990     288.75      629      85.8
Ohio .........................       44      5,688,257      1.20       129,279    8.752     358.56      598      83.1
Oklahoma .....................       12      1,072,410      0.23        89,367    8.780     348.54      599      79.1
Oregon .......................       21      3,152,983      0.67       150,142    7.747     358.66      614      80.5
Pennsylvania .................       70      9,230,124      1.95       131,859    8.318     356.41      624      79.2
Rhode Island .................        5        804,174      0.17       160,835    8.434     359.00      599      78.4
South Carolina ...............       31      4,037,089      0.85       130,229    8.553     358.22      588      80.5
South Dakota .................        5        562,650      0.12       112,530    8.538     358.74      613      78.3
Tennessee ....................       42      6,732,166      1.42       160,290    8.142     358.28      641      81.5
Texas ........................      234     30,005,721      6.34       128,230    8.406     350.13      617      80.0
Utah .........................       20      2,943,252      0.62       147,163    8.014     358.25      622      79.0
Vermont ......................        3        488,159      0.10       162,720    9.000     358.54      552      82.4
Virginia .....................       59     14,627,646      3.09       247,926    8.140     358.52      615      78.8
Washington ...................       79     15,439,268      3.26       195,434    7.748     358.40      619      80.4
West Virginia ................        5        575,829      0.12       115,166   10.808     359.00      612      86.5
Wisconsin ....................       24      2,531,229      0.53       105,468    9.000     350.98      598      79.4
Wyoming ......................        3        311,575      0.07       103,858    8.199     358.56      619      83.1
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,406   $473,612,131    100.00%
                                  =====   ============    ======

                                      A-13

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF LOAN-TO-VALUE          MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      VALUE
RATIOS (%)                        LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

50.00 or Less ................      103   $ 15,288,768      3.23%     $148,435    7.394%    350.30      587      38.8%
50.01 - 55.00 ................       29      5,443,058      1.15       187,692    7.257     350.84      618      52.6
55.01 - 60.00 ................       48      8,181,333      1.73       170,444    8.165     353.40      582      57.9
60.01 - 65.00 ................       65     13,503,787      2.85       207,751    7.773     354.61      589      63.2
65.01 - 70.00 ................       95     20,222,815      4.27       212,872    7.954     357.92      590      68.7
70.01 - 75.00 ................      184     39,457,815      8.33       214,445    7.721     358.44      601      74.0
75.01 - 80.00 ................    1,244    241,656,847     51.02       194,258    8.090     357.06      626      79.8
80.01 - 85.00 ................      173     38,027,204      8.03       219,810    8.232     356.67      600      84.2
85.01 - 90.00 ................      342     72,446,622     15.30       211,832    8.445     356.85      612      89.4
90.01 - 95.00 ................      105     17,283,671      3.65       164,606    9.242     357.21      599      94.7
95.01 - 100.00 ...............       18      2,100,211      0.44       116,678    9.225     358.38      632     100.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,406   $473,612,131    100.00%
                                  =====   ============    ======

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF CURRENT MORTGAGE       MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      VALUE
RATES (%)                         LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

5.001 - 5.500 ................        2   $    520,591      0.11%     $260,296    5.326%    357.93      636      76.3%
5.501 - 6.000 ................        8      2,730,547      0.58       341,318    5.897     357.42      614      75.1
6.001 - 6.500 ................       68     18,475,884      3.90       271,704    6.392     358.04      633      69.5
6.501 - 7.000 ................      214     51,659,951     10.91       241,402    6.834     355.63      623      75.2
7.001 - 7.500 ................      326     71,786,367     15.16       220,204    7.327     356.55      623      77.0
7.501 - 8.000 ................      518    109,156,138     23.05       210,726    7.802     357.09      619      78.1
8.001 - 8.500 ................      384     70,940,334     14.98       184,740    8.304     357.31      615      80.1
8.501 - 9.000 ................      353     63,209,258     13.35       179,063    8.789     357.68      611      80.9
9.001 - 9.500 ................      200     35,446,943      7.48       177,235    9.276     355.94      607      81.8
9.501 - 10.000 ...............      163     26,117,751      5.51       160,232    9.791     353.34      586      82.9
10.001 - 10.500 ..............       70     11,170,929      2.36       159,585   10.261     358.52      583      84.6
10.501 - 11.000 ..............       56      7,260,803      1.53       129,657   10.762     355.75      573      84.6
11.001 - 11.500 ..............       30      3,237,137      0.68       107,905   11.280     358.62      581      85.6
11.501 - 12.000 ..............       11      1,509,075      0.32       137,189   11.745     358.43      546      81.5
12.001 - 12.500 ..............        1        197,856      0.04       197,856   12.250     359.00      585      90.0
13.001 - 13.500 ..............        1         53,182      0.01        53,182   13.250     359.00      626      90.0
13.501 - 14.000 ..............        1        139,385      0.03       139,385   14.000     359.00      554      90.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,406   $473,612,131    100.00%
                                  =====   ============    ======

                                      A-14

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      VALUE
MORTGAGED PROPERTY TYPE           LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

Single Family Residence ......    1,744   $339,815,071     71.75%     $194,848    8.070%    356.88      612      78.5%
Planned Unit Development .....      373     80,848,601     17.07       216,752    8.161     356.56      617      80.3
Low-Rise Condominium .........      226     39,520,129      8.34       174,868    8.458     356.35      619      79.6
Two Family Home ..............       35      8,537,710      1.80       243,935    8.093     355.92      625      75.5
Manufacturing Housing(1) .....       14      1,911,611      0.40       136,544    8.303     346.85      610      63.2
High Rise Condominium ........        9      1,907,004      0.40       211,889    9.143     358.60      615      84.3
Three Family Home ............        3        653,082      0.14       217,694    9.578     359.00      668      90.0
Four Family Home .............        2        418,922      0.09       209,461    9.314     358.26      637      73.9
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,406   $473,612,131    100.00%
                                  =====   ============    ======

----------
(1)  Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      VALUE
LOAN PURPOSE                      LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

Purchase .....................    1,307   $249,889,247     52.76%     $191,193    8.322%    358.18      625      81.8%
Refinance - Cash Out .........    1,003    207,475,659     43.81       206,855    7.914     355.25      600      75.3
Refinance ....................       96     16,247,225      3.43       169,242    7.830     353.48      622      77.1
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,406   $473,612,131    100.00%
                                  =====   ============    ======

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      VALUE
OCCUPANCY TYPE                    LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

Owner Occupied ...............    2,323   $460,338,758     97.20%     $198,166    8.102%    356.69      613      78.8%
Investment Property ..........       60      9,980,418      2.11       166,340    8.958     358.51      643      80.8
Second Home ..................       23      3,292,954      0.70       143,172    9.066     358.53      614      75.1
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,406   $473,612,131    100.00%
                                  =====   ============    ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-15

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    AVERAGE     AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
RANGE OF REMAINING               MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU      VALUE
TERMS (MONTHS)                    LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

121 - 180 ....................       39    $  4,508,000      0.95%     $115,590   8.245%     178.25       601       70.9%
301 - 360 ....................    2,367     469,104,131     99.05       198,185   8.125      358.45       614       78.9
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    2,406    $473,612,131    100.00%
                                  =====    ============    ======

             LOAN DOCUMENTATION TYPE FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    AVERAGE     AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU      VALUE
LOAN DOCUMENTATION TYPE           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

Full Documentation ...........    1,611    $301,329,965     63.62%     $187,045   7.952%     356.74       603       79.0%
Stated Income ................      795     172,282,166     36.38       216,707   8.432      356.74       633       78.6
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    2,406    $473,612,131    100.00%
                                  =====    ============    ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    AVERAGE     AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU      VALUE
SCORES                            LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

781 - 800 ....................        2    $    576,000      0.12%     $288,000   6.781%     358.00       784       66.0%
741 - 760 ....................        8       1,925,770      0.41       240,721   8.250      357.12       752       84.7
721 - 740 ....................       16       3,053,147      0.64       190,822   7.865      358.46       729       81.0
701 - 720 ....................       44       9,339,830      1.97       212,269   8.032      358.43       709       79.8
681 - 700 ....................       90      18,514,931      3.91       205,721   7.757      356.98       689       79.9
661 - 680 ....................      201      41,662,001      8.80       207,274   7.851      356.93       671       78.9
641 - 660 ....................      262      56,642,454     11.96       216,193   7.919      358.48       650       79.2
621 - 640 ....................      394      77,167,942     16.29       195,858   7.983      355.28       630       79.9
601 - 620 ....................      431      84,932,547     17.93       197,059   7.900      357.51       610       79.6
581 - 600 ....................      387      73,142,318     15.44       188,998   8.248      357.23       591       79.5
561 - 580 ....................      239      45,703,915      9.65       191,230   8.517      355.76       571       79.4
541 - 560 ....................      176      31,157,117      6.58       177,029   8.531      356.47       551       76.3
521 - 540 ....................       94      17,656,157      3.73       187,831   9.120      354.70       531       71.9
501 - 520 ....................       57      11,548,614      2.44       202,607   8.599      356.30       513       70.0
500 or Less ..................        5         589,388      0.12       117,878   8.605      308.04       495       79.4
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    2,406    $473,612,131    100.00%
                                  =====    ============    ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-16

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    AVERAGE     AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU      VALUE
CREDIT GRADE CATEGORY             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

A ............................    1,988    $393,330,773     83.05%     $197,853   8.105%     356.88       619       79.5%
A- ...........................      106      22,939,531      4.84       216,411   8.280      355.43       584       78.5
B ............................      163      29,262,795      6.18       179,526   8.305      355.47       588       76.7
C ............................       98      18,161,534      3.83       185,322   8.167      357.53       591       72.3
C- ...........................       43       8,356,242      1.76       194,331   8.018      356.15       592       73.3
D ............................        8       1,561,256      0.33       195,157   8.102      359.00       564       56.3
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    2,406    $473,612,131    100.00%
                                  =====    ============    ======

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    AVERAGE     AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU      VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

0 ............................      615    $118,503,418     25.02%     $192,688   8.780%     355.74       600       80.3%
6 ............................        1          99,803      0.02        99,803   8.150      357.00       651       80.0
12 ...........................       83      19,308,408      4.08       232,631   8.324      355.65       620       77.8
13 ...........................        1         484,292      0.10       484,292   8.990      358.00       591       85.0
24 ...........................      840     171,909,012     36.30       204,654   8.051      358.43       622       80.3
36 ...........................      260      49,075,046     10.36       188,750   8.006      356.01       625       79.1
60 ...........................      606     114,232,152     24.12       188,502   7.577      355.71       611       75.1
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    2,406    $473,612,131    100.00%
                                  =====    ============    ======

             RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED
                                  AVERAGE                             PERCENT OF
                                 MONTHS TO               AGGREGATE    AGGREGATE    AVERAGE
                                   NEXT     NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT
RANGE OF MONTHS TO              ADJUSTMENT   MORTGAGE     BALANCE      BALANCE    PRINCIPAL
NEXT ADJUSTMENT DATE               DATE       LOANS     OUTSTANDING  OUTSTANDING   BALANCE
------------------------------  ----------  ---------  ------------  -----------  ---------

0 - 6 ........................       5           18    $  4,602,659      1.47%     $255,703
13 - 18 ......................      17           15       2,213,834      0.71       147,589
19 - 24 ......................      23        1,122     236,642,140     75.42       210,911
25 - 31 ......................      29           20       4,641,912      1.48       232,096
32 - 37 ......................      34          367      65,670,621     20.93       178,939
                                              -----    ------------    ------
   Total/Avg./Wtd. Avg .......                1,542    $313,771,166    100.00%
                                              =====    ============    ======

                                           WEIGHTED   WEIGHTED   WEIGHTED
                                WEIGHTED   AVERAGE    AVERAGE     AVERAGE
                                 AVERAGE  REMAINING    CREDIT    LOAN-TO-
RANGE OF MONTHS TO              MORTGAGE    TERM       BUREAU      VALUE
NEXT ADJUSTMENT DATE              RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  --------  ---------  ----------  --------

0 - 6 ........................   7.940%     358.67       579       80.9%
13 - 18 ......................   7.674      352.75       572       83.3
19 - 24 ......................   8.293      358.59       619       80.6
25 - 31 ......................   7.563      353.01       596       81.4
32 - 37 ......................   8.535      358.43       613       81.1

   Total/Avg./Wtd. Avg .......

                                      A-17

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RANGE OF GROSS MARGINS (%)        LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

2.001 - 3.000 ................        1   $    350,500      0.11%     $350,500    7.750%    359.00      644      62.6%
3.001 - 4.000 ................        2        179,487      0.06        89,743    9.788     358.65      591      87.7
4.001 - 5.000 ................       15      3,058,834      0.97       203,922    7.258     358.60      596      73.0
5.001 - 6.000 ................      264     54,609,750     17.40       206,855    7.944     358.63      608      78.1
6.001 - 7.000 ................      469    104,052,404     33.16       221,860    7.899     358.51      623      79.9
7.001 - 8.000 ................      525    101,065,246     32.21       192,505    8.462     358.33      619      81.4
8.001 - 9.000 ................      211     40,858,740     13.02       193,643    9.202     358.26      609      83.8
9.001 - 10.000 ...............       48      8,743,231      2.79       182,151   10.135     358.47      598      87.2
10.001 - 11.000 ..............        6        793,014      0.25       132,169   11.046     357.37      612      89.4
11.001 - 12.000 ..............        1         59,961      0.02        59,961   11.450     358.00      597     100.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    1,542   $313,771,166    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.062%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MAXIMUM MORTGAGE       MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RATES (%)                         LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

12.001 - 12.500 ..............        5   $  1,245,249      0.40%     $249,050    6.210%    357.14      626      81.9%
12.501 - 13.000 ..............       20      5,305,046      1.69       265,252    6.480     357.34      634      78.4
13.001 - 13.500 ..............       54     12,886,554      4.11       238,640    6.920     357.42      632      79.7
13.501 - 14.000 ..............      112     25,520,249      8.13       227,859    7.321     358.30      628      79.2
14.001 - 14.500 ..............      197     44,629,557     14.22       226,546    7.572     358.44      626      78.9
14.501 - 15.000 ..............      310     70,501,583     22.47       227,424    7.942     358.44      623      80.3
15.001 - 15.500 ..............      244     48,433,341     15.44       198,497    8.355     358.64      617      81.0
15.501 - 16.000 ..............      232     42,528,625     13.55       183,313    8.846     358.39      609      80.9
16.001 - 16.500 ..............      147     27,670,809      8.82       188,237    9.306     358.65      607      82.0
16.501 - 17.000 ..............      109     18,988,807      6.05       174,209    9.819     358.65      590      83.1
17.001 - 17.500 ..............       52      8,479,523      2.70       163,068   10.253     358.72      587      85.7
17.501 - 18.000 ..............       32      4,469,285      1.42       139,665   10.756     358.89      580      85.0
18.001 - 18.500 ..............       22      2,422,693      0.77       110,122   11.264     358.76      594      86.5
18.501 - 19.000 ..............        3        299,422      0.10        99,807   11.756     358.59      595      89.8
19.001 - 19.500 ..............        1        197,856      0.06       197,856   12.250     359.00      585      90.0
Greater than 19.500 ..........        2        192,567      0.06        96,283   13.793     359.00      574      90.0
                                  -----   ------------    ------
    Total/Avg./Wtd. Avg. .....    1,542   $313,771,166    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.155%.

                                      A-18

    INITIAL PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
INITIAL PERIODIC RATE  CAP (%)    LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

1.000 ........................       24   $  5,565,920      1.77%     $231,913    8.008%    358.54      585      80.4%
1.500 ........................    1,198    241,819,584     77.07       201,853    8.377     358.60      615      80.8
2.000 ........................       12      2,506,499      0.80       208,875    7.937     357.76      627      82.7
3.000 ........................      307     63,616,769     20.27       207,221    8.161     357.85      623      80.5
7.000 ........................        1        262,395      0.08       262,395    8.550     357.00      625      95.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    1,542   $313,771,166    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.804%.

   SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
SUBSEQUENT PERIODIC RATE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
CAP (%)                           LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

1.000 ........................      292   $ 60,618,038     19.32%     $207,596    8.189%    357.94      620      80.5%
1.500 ........................    1,250    253,153,129     80.68       202,523    8.356     358.55      615      80.8
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    1,542   $313,771,166    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.403%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MINIMUM MORTGAGE       MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RATES (%)                         LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

1.001 - 2.000 ................        1   $    132,229      0.04%     $132,229    7.050%    356.00      642      80.0%
4.001 - 5.000 ................        1        232,000      0.07       232,000    6.500     357.00      614      80.0
5.001 - 6.000 ................        9      2,393,487      0.76       265,943    6.043     357.20      593      78.1
6.001 - 7.000 ................      118     27,015,349      8.61       228,944    6.923     357.96      625      80.0
7.001 - 8.000 ................      483    113,425,771     36.15       234,836    7.668     358.44      626      79.2
8.001 - 9.000 ................      540    104,655,557     33.35       193,807    8.542     358.45      616      81.0
9.001 - 10.000 ...............      271     49,163,133     15.67       181,414    9.474     358.63      601      82.7
Greater than 10.000 ..........      119     16,753,640      5.34       140,787   10.638     358.74      584      85.7
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    1,542   $313,771,166    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.281%.

                                      A-19

       NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
NEXT ADJUSTMENT DATE              LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

May 2006 .....................        1   $    284,188      0.09%     $284,188    7.750%    356.00      554      78.9%
July 2006 ....................        3        655,450      0.21       218,483    8.916     358.00      611      87.6
August 2006 ..................       14      3,663,022      1.17       261,644    7.781     359.00      575      79.8
June 2007 ....................        2        202,862      0.06       101,431    8.477     351.35      581      85.3
July 2007 ....................        3        391,990      0.12       130,663    8.250     352.00      530      74.3
August 2007 ..................        9      1,454,273      0.46       161,586    7.134     353.00      582      84.6
September 2007 ...............        2        268,319      0.09       134,160    9.084     354.39      585      86.1
October 2007 .................        8      1,270,842      0.41       158,855    8.507     355.28      572      82.2
November 2007 ................       10      2,437,221      0.78       243,722    7.448     356.15      626      81.6
December 2007 ................       54      9,208,683      2.93       170,531    7.959     357.08      612      80.6
January 2008 .................      312     66,910,424     21.32       214,456    8.237     358.00      623      81.0
February 2008 ................      736    156,523,361     49.88       212,668    8.349     359.00      618      80.4
March 2008 ...................        1        188,000      0.06       188,000    8.250     360.00      673      80.0
July 2008 ....................        7      1,465,491      0.47       209,356    8.283     352.00      539      82.4
August 2008 ..................        8      2,247,324      0.72       280,915    7.234     353.00      626      81.1
September 2008 ...............        3        362,671      0.12       120,890    8.670     354.00      587      80.0
October 2008 .................        2        566,426      0.18       283,213    6.301     355.00      632      81.1
November 2008 ................        3        749,892      0.24       249,964    8.251     356.00      622      81.2
December 2008 ................       21      3,637,922      1.16       173,234    8.125     357.17      629      81.8
January 2009 .................      165     29,146,147      9.29       176,643    8.500     358.03      617      81.1
February 2009 ................      178     32,136,660     10.24       180,543    8.621     359.00      608      81.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    1,542   $313,771,166    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is March 2008.

               INTEREST ONLY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                      IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 ............................    1,897   $333,554,064     70.43%     $175,832    8.213%    355.96      606      78.3%
24 ...........................      180     51,030,276     10.77       283,502    8.072     358.66      632      80.4
36 ...........................       41     11,457,603      2.42       279,454    8.188     358.61      631      80.3
60 ...........................      288     77,570,189     16.38       269,341    7.782     358.53      633      79.9
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    2,406   $473,612,131    100.00%
                                  =====   ============    ======

                                      A-20

                               THE MORTGAGE LOANS

                  MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
MORTGAGE LOAN PROGRAM             LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

30 Year 6-month LIBOR ........       57   $ 13,582,647      1.67%     $238,292    7.889%    358.86      576      80.1%
2/28 6-month LIBOR ...........    1,512    255,141,020     31.41       168,744    8.550     358.57      599      79.5
2/28 6-month LIBOR - Interest
   Only - 24 .................      366     87,558,409     10.78       239,231    8.004     358.64      628      80.4
2/28 6-month LIBOR - Interest
   Only - 60 .................      372     87,541,384     10.78       235,326    7.954     358.44      628      80.8
2/28 6-month LIBOR 40/30
   Balloon ...................        8      2,347,673      0.29       293,459    8.119     358.00      606      83.4
3/27 6-month LIBOR ...........      519     79,063,317      9.73       152,338    8.587     358.19      598      80.5
3/27 6-month LIBOR - Interest
   Only - 36 .................       98     21,822,228      2.69       222,676    7.962     358.37      626      80.9
3/27 6-month LIBOR - Interest
   Only - 60 .................       96     20,485,180      2.52       213,387    8.324     358.17      626      81.2
3/27 6-month LIBOR 40/30
   Balloon ...................        1        281,353      0.03       281,353    6.500     358.00      656      80.0
15-Year Fixed ................       68      7,342,755      0.90       107,982    8.187     178.49      603      68.3
15-Year Fixed - Credit
   Comeback ..................       13      1,297,558      0.16        99,812    8.863     178.67      594      74.4
20-Year Fixed ................        1         49,845      0.01        49,845    8.750     238.00      634      94.3
30-Year Fixed ................      977    168,893,093     20.79       172,869    7.827     358.49      606      74.1
30-Year Fixed - Credit
   Comeback ..................      220     32,673,782      4.02       148,517    8.475     358.49      595      77.3
30-Year Fixed - Interest Only
   - 60 ......................      143     33,974,293      4.18       237,582    7.508     358.73      624      78.0
30/15 Fixed Balloon ..........        2        144,412      0.02        72,206    9.441     172.31      666      49.1
                                  -----   ------------    ------
      Total/Avg./Wtd. Avg. ...    4,453   $812,198,949    100.00%
                                  =====   ============    ======

             ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
ORIGINAL TERM (MONTHS)            LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

ARM 360 ......................    3,029   $567,823,212     69.91%     $187,462    8.330%    358.49      609      80.1%
Fixed 180 ....................       83      8,784,724      1.08       105,840    8.308     178.41      602      68.9
Fixed 240 ....................        1         49,845      0.01        49,845    8.750     238.00      634      94.3
Fixed 360 ....................    1,340    235,541,169     29.00       175,777    7.871     358.52      607      75.1
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453   $812,198,949    100.00%
                                  =====   ============    ======

                                      A-21

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MORTGAGE LOAN          MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      VALUE
PRINCIPAL BALANCES                LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

$25,000.01 - $50,000.00 ......       33   $  1,563,481      0.19%     $ 47,378    9.786%    327.62      599      64.7%
$50,000.01 - $75,000.00 ......      342     21,577,507      2.66        63,092    9.317     348.97      605      75.2
$75,000.01 - $100,000.00 .....      564     49,579,248      6.10        87,906    8.701     352.77      609      77.6
$100,000.01 - $150,000.00 ....    1,278    159,268,540     19.61       124,623    8.415     354.97      604      77.6
$150,000.01 - $200,000.00 ....      809    140,459,437     17.29       173,621    8.200     356.25      608      78.6
$200,000.01 - $250,000.00 ....      482    107,923,795     13.29       223,908    8.083     357.39      612      79.4
$250,000.01 - $300,000.00 ....      353     96,570,187     11.89       273,570    7.951     358.52      608      78.4
$300,000.01 - $350,000.00 ....      222     72,057,330      8.87       324,583    8.032     358.63      610      80.5
$350,000.01 - $400,000.00 ....      160     60,049,411      7.39       375,309    8.105     357.39      603      79.1
$400,000.01 - $450,000.00 ....       93     39,507,401      4.86       424,811    7.846     358.50      614      79.6
$450,000.01 - $500,000.00 ....       65     30,909,201      3.81       475,526    7.903     358.49      624      80.5
$500,000.01 - $550,000.00 ....       14      7,262,329      0.89       518,738    7.632     358.79      622      80.1
$550,000.01 - $600,000.00 ....       18     10,390,564      1.28       577,254    7.633     358.51      610      73.9
$600,000.01 - $650,000.00 ....        3      1,904,500      0.23       634,833    7.268     358.67      635      85.8
$650,000.01 - $700,000.00 ....        5      3,329,956      0.41       665,991    8.030     359.00      616      79.7
$700,000.01 - $750,000.00 ....        2      1,425,880      0.18       712,940    7.782     355.49      598      85.0
$750,000.01 - $800,000.00 ....        3      2,348,792      0.29       782,931    7.824     359.00      624      75.9
$800,000.01 - $850,000.00 ....        4      3,322,015      0.41       830,504    9.030     358.76      573      68.8
$850,000.01 - $900,000.00 ....        1        900,000      0.11       900,000    7.750     358.00      588      67.7
Greater than $900,000.00 .....        2      1,849,374      0.23       924,687    8.510     359.00      626      74.9
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453   $812,198,949    100.00%
                                  =====   ============    ======

                                      A-22

      STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      VALUE
STATE                             LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

Alabama ......................       57   $  6,583,510      0.81%     $115,500    8.727%    342.54      603      82.7%
Alaska .......................       11      2,070,702      0.25       188,246    8.308     358.76      596      79.8
Arizona ......................      186     32,644,638      4.02       175,509    8.359     357.64      609      78.3
Arkansas .....................       15      1,817,994      0.22       121,200    8.671     349.31      604      87.6
California ...................      650    192,630,979     23.72       296,355    7.692     357.57      614      76.0
Colorado .....................       64     11,638,726      1.43       181,855    8.182     358.61      614      79.8
Connecticut ..................       64     11,915,527      1.47       186,180    8.262     356.31      606      79.2
Delaware .....................       10      1,743,108      0.21       174,311    8.331     358.64      606      80.4
District of Columbia .........       15      3,295,710      0.41       219,714    7.963     358.69      604      64.5
Florida ......................      501     84,585,317     10.41       168,833    8.353     357.43      612      78.5
Georgia ......................      191     27,165,724      3.34       142,229    8.789     357.01      600      83.1
Hawaii .......................       25      7,496,132      0.92       299,845    7.676     358.56      621      80.3
Idaho ........................       28      3,612,911      0.44       129,033    8.400     352.80      616      81.6
Illinois .....................      195     31,078,505      3.83       159,377    8.741     357.99      598      81.5
Indiana ......................       39      4,709,280      0.58       120,751    8.616     358.45      602      79.9
Iowa .........................       22      2,254,617      0.28       102,483    8.910     358.83      614      84.8
Kansas .......................       32      3,704,834      0.46       115,776    9.076     354.36      596      81.6
Kentucky .....................       32      4,034,163      0.50       126,068    8.492     358.48      599      84.4
Louisiana ....................       29      3,395,548      0.42       117,088    8.985     354.95      617      83.5
Maine ........................       13      1,764,058      0.22       135,697    7.631     350.19      627      77.2
Maryland .....................      135     29,384,277      3.62       217,661    8.285     357.82      592      78.7
Massachusetts ................       93     21,091,896      2.60       226,795    7.930     357.70      591      76.6
Michigan .....................      133     17,886,401      2.20       134,484    8.609     358.17      617      78.7
Minnesota ....................       67     11,157,412      1.37       166,529    8.444     355.19      607      80.1
Mississippi ..................       13      1,282,842      0.16        98,680    8.478     357.95      612      82.0
Missouri .....................       44      6,157,764      0.76       139,949    8.201     358.09      622      79.6
Montana ......................        9      1,148,898      0.14       127,655    8.452     358.68      598      78.9
Nebraska .....................        5        695,721      0.09       139,144    7.882     357.96      621      79.4
Nevada .......................      123     27,391,874      3.37       222,698    7.883     358.26      625      80.2
New Hampshire ................       25      4,418,540      0.54       176,742    7.826     358.87      621      76.4
New Jersey ...................      135     29,655,594      3.65       219,671    8.526     357.52      594      78.3
New Mexico ...................       28      3,967,734      0.49       141,705    8.795     355.79      608      82.4
New York .....................      134     33,092,902      4.07       246,962    8.171     355.86      588      74.2
North Carolina ...............      135     15,794,236      1.94       116,994    8.805     354.53      596      79.9
North Dakota .................        3        282,391      0.03        94,130    9.258     313.59      613      83.7
Ohio .........................       74      9,035,990      1.11       122,108    8.531     358.57      602      82.7
Oklahoma .....................       17      1,485,215      0.18        87,366    8.838     345.28      610      79.7
Oregon .......................       48      8,506,381      1.05       177,216    7.781     358.47      606      80.4
Pennsylvania .................      102     13,353,382      1.64       130,916    8.374     355.93      619      80.0
Rhode Island .................        8      1,517,693      0.19       189,712    8.304     359.00      586      75.4
South Carolina ...............       73      8,691,628      1.07       119,063    8.887     353.08      588      81.8
South Dakota .................        6        647,616      0.08       107,936    8.796     358.77      615      75.2
Tennessee ....................       70     10,420,526      1.28       148,865    8.300     358.36      627      82.2
Texas ........................      433     51,350,441      6.32       118,592    8.424     347.78      610      79.1
Utah .........................       38      5,659,725      0.70       148,940    8.180     358.45      633      81.2
Vermont ......................       10      1,824,298      0.22       182,430    7.924     358.70      616      80.5
Virginia .....................      104     23,495,289      2.89       225,916    8.123     357.11      615      78.8
Washington ...................      143     26,898,882      3.31       188,104    7.758     358.48      617      81.1
West Virginia ................       18      2,644,756      0.33       146,931    9.465     351.30      595      81.9
Wisconsin ....................       44      4,711,712      0.58       107,084    9.173     351.69      598      79.9
Wyoming ......................        4        404,949      0.05       101,237    8.096     358.66      614      82.4
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453   $812,198,949    100.00%
                                  =====   ============    ======

                                      A-23

                   LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF LOAN-TO-VALUE          MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RATIOS (%)                        LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

50.00 or Less ................      204   $ 27,453,744      3.38%     $134,577    7.655%    346.79      587      39.4%
50.01 - 55.00 ................       67     10,996,455      1.35       164,126    7.706     352.16      598      52.8
55.01 - 60.00 ................       99     16,168,350      1.99       163,317    8.116     354.69      585      57.9
60.01 - 65.00 ................      124     24,452,269      3.01       197,196    7.837     356.02      584      63.4
65.01 - 70.00 ................      200     39,864,438      4.91       199,322    8.103     357.15      583      68.7
70.01 - 75.00 ................      375     73,303,569      9.03       195,476    7.913     357.63      592      73.9
75.01 - 80.00 ................    2,137    381,339,249     46.95       178,446    8.101     356.82      620      79.7
80.01 - 85.00 ................      395     79,818,560      9.83       202,072    8.365     357.06      597      84.2
85.01 - 90.00 ................      644    126,165,953     15.53       195,910    8.525     357.12      611      89.4
90.01 - 95.00 ................      178     28,993,186      3.57       162,883    9.308     357.59      603      94.6
95.01 - 100.00 ...............       30      3,643,177      0.45       121,439    9.283     358.30      636      99.9
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453   $812,198,949    100.00%
                                  =====   ============    ======

                  CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF CURRENT MORTGAGE       MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RATES (%)                         LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

4.501 - 5.000 ................        1   $    125,369      0.02%     $125,369    5.000%    359.00      554      80.0%
5.001 - 5.500 ................        2        520,591      0.06       260,296    5.326     357.93      636      76.3
5.501 - 6.000 ................       17      4,994,524      0.61       293,796    5.909     357.56      607      75.2
6.001 - 6.500 ................      113     28,758,171      3.54       254,497    6.396     356.80      622      70.7
6.501 - 7.000 ................      358     81,994,329     10.10       229,034    6.840     355.78      620      75.7
7.001 - 7.500 ................      565    116,982,394     14.40       207,048    7.323     356.45      619      76.7
7.501 - 8.000 ................      906    178,677,761     22.00       197,216    7.808     357.14      614      77.8
8.001 - 8.500 ................      729    125,544,982     15.46       172,215    8.307     356.60      608      79.2
8.501 - 9.000 ................      691    113,270,364     13.95       163,922    8.784     357.59      606      80.2
9.001 - 9.500 ................      407     66,457,927      8.18       163,287    9.285     355.08      600      81.0
9.501 - 10.000 ...............      309     47,754,550      5.88       154,545    9.793     354.57      582      82.0
10.001 - 10.500 ..............      155     23,407,096      2.88       151,014   10.275     358.22      582      83.8
10.501 - 11.000 ..............      100     12,243,554      1.51       122,436   10.787     353.86      571      83.3
11.001 - 11.500 ..............       59      6,689,679      0.82       113,384   11.264     357.00      573      83.6
11.501 - 12.000 ..............       33      3,860,017      0.48       116,970   11.771     358.71      578      85.8
12.001 - 12.500 ..............        4        373,022      0.05        93,255   12.258     359.00      592      86.5
12.501 - 13.000 ..............        2        352,053      0.04       176,027   12.750     359.00      644      90.0
13.001 - 13.500 ..............        1         53,182      0.01        53,182   13.250     359.00      626      90.0
13.501 - 14.000 ..............        1        139,385      0.02       139,385   14.000     359.00      554      90.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453   $812,198,949    100.00%
                                  =====   ============    ======

                                      A-24

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
MORTGAGED PROPERTY TYPE           LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

Single Family Residence ......    3,296   $594,476,120     73.19%     $180,363    8.137%    356.65      607      78.2%
Planned Unit Development .....      595    118,838,574     14.63       199,729    8.229     355.72      613      80.1
Low-Rise Condominium .........      439     71,912,536      8.85       163,810    8.498     357.33      615      80.1
Two Family Home ..............       71     17,168,673      2.11       241,812    8.331     357.27      612      75.6
High-Rise Condominium ........       20      4,041,215      0.50       202,061    9.207     350.84      613      83.0
Three Family Home ............       14      3,222,946      0.40       230,210    8.984     358.71      643      79.7
Manufactured Housing(1) ......       14      1,911,611      0.24       136,544    8.303     346.85      610      63.2
Four Family Home .............        4        627,273      0.08       156,818    9.471     358.50      632      65.5
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453   $812,198,949    100.00%
                                  =====   ============    ======

----------
(1)  Treated as real property.

                      LOAN PURPOSES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
LOAN PURPOSE                      LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

Refinance - Cash Out .........    2,359   $454,884,016     56.01%     $192,829    8.079%    355.44      596      76.2%
Purchase .....................    1,875    323,586,150     39.84       172,579    8.383     358.25      626      81.9
Refinance - Rate/Term ........      219     33,728,784      4.15       154,013    7.999     355.08      611      78.4
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453   $812,198,949    100.00%
                                  =====   ============    ======

                     OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
OCCUPANCY TYPE                    LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

Owner Occupied ...............    4,225   $777,282,318     95.70%     $183,972    8.157%    356.48      607      78.5%
Investment Property ..........      174     27,017,349      3.33       155,272    9.111     357.75      648      81.5
Second Home ..................       54      7,899,282      0.97       146,283    8.941     358.35      621      76.6
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453   $812,198,949    100.00%
                                  =====   ============    ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-25

            REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

121 - 180 ....................       83    $  8,784,724      1.08%     $105,840   8.308%     178.41       602       68.9%
181 - 300 ....................        1          49,845      0.01        49,845   8.750      238.00       634       94.3
301 - 360 ....................    4,369     803,364,380     98.91       183,878   8.195      358.50       609       78.7
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453    $812,198,949    100.00%
                                  =====    ============    ======

                 LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
LOAN DOCUMENTATION TYPE           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

Full Documentation ...........    3,061    $533,891,920     65.73%     $174,417   8.032%     356.52       599       78.9%
Stated Income ................    1,392     278,307,029     34.27       199,933   8.511      356.59       627       77.9
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453    $812,198,949    100.00%
                                  =====    ============    ======

               CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
SCORES                            LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

781 - 800 ....................        3    $    851,000      0.10%     $283,667   6.464%     357.35       788       60.0%
761 - 780 ....................        2         418,054      0.05       209,027   8.874      358.55       771       63.8
741 - 760 ....................       11       2,281,551      0.28       207,414   8.156      357.25       751       85.6
721 - 740 ....................       34       5,882,526      0.72       173,015   8.216      358.52       729       81.5
701 - 720 ....................       81      14,711,570      1.81       181,624   8.102      357.39       709       80.8
681 - 700 ....................      155      27,950,161      3.44       180,324   7.879      357.46       689       80.1
661 - 680 ....................      303      58,562,422      7.21       193,275   7.866      356.27       670       79.4
641 - 660 ....................      434      84,933,042     10.46       195,698   7.930      356.68       650       78.8
621 - 640 ....................      656     121,706,692     14.98       185,528   8.062      355.97       630       80.4
601 - 620 ....................      781     142,461,873     17.54       182,410   7.951      356.88       610       79.4
581 - 600 ....................      747     131,462,684     16.19       175,988   8.286      357.03       591       79.3
561 - 580 ....................      519      94,146,555     11.59       181,400   8.433      356.83       571       78.6
541 - 560 ....................      374      62,379,906      7.68       166,791   8.628      356.38       551       76.1
521 - 540 ....................      209      38,286,208      4.71       183,188   8.894      355.29       531       72.7
501 - 520 ....................      129      23,946,844      2.95       185,634   8.838      355.27       512       69.4
500 or Less ..................       15       2,217,863      0.27       147,858   8.961      344.06       494       73.1
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453    $812,198,949    100.00%
                                  =====    ============    ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-26

                 CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
CREDIT GRADE CATEGORY             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

A ............................    3,645    $665,341,224     81.92%     $182,535   8.171%     356.59       614       79.4%
A- ...........................      219      43,788,947      5.39       199,950   8.275      356.18       582       77.9
B ............................      316      55,633,640      6.85       176,056   8.368      355.51       581       75.4
C ............................      180      30,535,434      3.76       169,641   8.353      357.28       582       70.7
C- ...........................       78      14,184,999      1.75       181,859   8.113      357.29       592       73.4
D ............................       15       2,714,706      0.33       180,980   8.423      359.00       553       60.2
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453    $812,198,949    100.00%
                                  =====    ============    ======

                PREPAYMENT PENALTY PERIOD FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF                        WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE     AVERAGE    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING    CREDIT    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

0 ............................    1,499    $254,077,928     31.28%     $169,498   8.727%     354.98       598       79.6%
6 ............................        2         214,870      0.03       107,435   8.471      357.54       620       80.0
12 ...........................      172      38,051,312      4.68       221,229   8.293      356.44       608       76.3
13 ...........................        2         858,840      0.11       429,420   8.449      357.56       584       76.1
24 ...........................    1,620     305,556,863     37.62       188,615   8.061      358.47       613       79.5
36 ...........................      552      99,206,983     12.21       179,723   7.929      355.61       617       77.9
60 ...........................      606     114,232,152     14.06       188,502   7.577      355.71       611       75.1
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg. ......    4,453    $812,198,949    100.00%
                                  =====    ============    ======

 RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                        WEIGHTED
                                  AVERAGE                            PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                MONTHS TO    NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                    NEXT       OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO              ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
NEXT ADJUSTMENT DATE               DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6 ........................       5           57   $ 13,582,647      2.39%     $238,292    7.889%    358.86      576      80.1%
13 - 18 ......................      17           18      2,801,480      0.49       155,638    7.861     352.56      562      82.6
19 - 24 ......................      23        2,240    429,787,008     75.69       191,869    8.320     358.59      611      80.0
25 - 31 ......................      29           25      5,435,078      0.96       217,403    7.615     353.04      586      81.4
32 - 37 ......................      34          689    116,216,999     20.47       168,675    8.464     358.46      609      80.6
                                              -----   ------------    ------
   Total/Avg./Wtd. Avg. ......                3,029   $567,823,212    100.00%
                                              =====   ============    ======

                                      A-27

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RANGE OF GROSS MARGINS (%)        LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

2.001 - 3.000 ................        1   $    350,500      0.06%     $350,500    7.750%    359.00      644      62.6%
3.001 - 4.000 ................        7        932,692      0.16       133,242    7.986     358.82      574      74.9
4.001 - 5.000 ................       35      6,324,110      1.11       180,689    7.540     358.69      587      73.7
5.001 - 6.000 ................      552    102,815,745     18.11       186,260    7.830     358.71      604      77.8
6.001 - 7.000 ................      913    184,821,602     32.55       202,433    7.932     358.56      615      79.6
7.001 - 8.000 ................    1,001    180,164,536     31.73       179,985    8.502     358.37      611      80.7
8.001 - 9.000 ................      422     77,161,578     13.59       182,847    9.234     358.29      603      82.6
9.001 - 10.000 ...............       77     13,093,860      2.31       170,050   10.130     358.52      599      86.4
10.001 - 11.000 ..............       19      2,035,045      0.36       107,108   11.112     357.97      597      89.0
11.001 - 12.000 ..............        2        123,543      0.02        61,772   11.785     358.51      585      89.7
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    3,029   $567,823,212    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
     the Statistical Calculation Pool as of the Cut-off Date was approximately
     7.051%.

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MAXIMUM MORTGAGE       MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RATES (%)                         LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

11.501 - 12.000 ..............        1   $    125,369      0.02%     $125,369    5.000%    359.00      554      80.0%
12.001 - 12.500 ..............       10      2,236,821      0.39       223,682    6.285     357.23      627      78.3
12.501 - 13.000 ..............       44     10,815,014      1.90       245,796    6.534     357.76      617      79.5
13.001 - 13.500 ..............      118     27,409,621      4.83       232,285    6.892     357.89      621      79.3
13.501 - 14.000 ..............      252     54,360,238      9.57       215,715    7.314     358.31      619      78.8
14.001 - 14.500 ..............      382     76,258,337     13.43       199,629    7.598     358.46      619      78.8
14.501 - 15.000 ..............      594    121,047,234     21.32       203,783    7.976     358.51      615      79.4
15.001 - 15.500 ..............      470     87,209,199     15.36       185,551    8.387     358.61      607      80.0
15.501 - 16.000 ..............      458     75,836,420     13.36       165,582    8.854     358.48      605      80.3
16.001 - 16.500 ..............      271     46,296,484      8.15       170,836    9.309     358.65      602      81.4
16.501 - 17.000 ..............      196     33,473,516      5.90       170,783    9.814     358.70      585      82.7
17.001 - 17.500 ..............      110     17,487,536      3.08       158,978   10.299     358.82      586      84.3
17.501 - 18.000 ..............       58      7,594,675      1.34       130,943   10.786     358.89      579      84.7
18.001 - 18.500 ..............       38      4,700,855      0.83       123,707   11.244     358.78      584      85.0
18.501 - 19.000 ..............       20      2,104,350      0.37       105,218   11.787     358.85      608      89.0
19.001 - 19.500 ..............        3        322,922      0.06       107,641   12.220     359.00      593      85.2
Greater than 19.500 ..........        4        544,620      0.10       136,155   13.119     359.00      619      90.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    3,029   $567,823,212    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 15.138%.

                                      A-28

        INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
INITIAL PERIODIC RATE CAP (%)     LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

1.000 ........................       65   $ 14,778,743      2.60%     $227,365    7.950%    358.79      579      79.9%
1.500 ........................    2,253    416,225,644     73.30       184,743    8.393     358.67      609      80.3
2.000 ........................       31      5,974,100      1.05       192,713    8.216     357.87      602      80.2
3.000 ........................      675    129,963,056     22.89       192,538    8.177     357.92      613      79.6
6.000 ........................        4        619,274      0.11       154,819    8.323     357.66      607      79.5
7.000 ........................        1        262,395      0.05       262,395    8.550     357.00      625      95.0
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    3,029   $567,823,212    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.843%.

       SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
SUBSEQUENT PERIODIC RATE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
CAP (%)                           LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0.125 ........................        1   $    105,274      0.02%     $105,274    8.600%    358.00      620      85.0%
1.000 ........................      663    128,673,524     22.66       194,078    8.199     358.07      609      79.7
1.500 ........................    2,364    438,884,559     77.29       185,653    8.368     358.61      609      80.3
2.000 ........................        1        159,854      0.03       159,854    7.650     358.00      523      60.4
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    3,029   $567,823,212    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.387%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF                        WEIGHTED   AVERAGE  WEIGHTED
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE   WEIGHTED   AVERAGE    CREDIT    AVERAGE
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT    AVERAGE  REMAINING   BUREAU   LOAN-TO-
RANGE OF MINIMUM MORTGAGE       MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK     VALUE
RATES (%)                         LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

1.001 - 2.000 ................        1   $    132,229      0.02%     $132,229    7.050%    356.00      642      80.0%
4.001 - 5.000 ................        2        357,369      0.06       178,685    5.974     357.70      593      80.0
5.001 - 6.000 ................       21      5,284,895      0.93       251,662    6.122     357.69      584      78.1
6.001 - 7.000 ................      248     55,236,811      9.73       222,729    6.884     358.22      617      79.6
7.001 - 8.000 ................      940    197,165,593     34.72       209,751    7.670     358.48      619      78.8
8.001 - 9.000 ................    1,054    187,172,720     32.96       177,583    8.542     358.48      608      80.1
9.001 - 10.000 ...............      515     88,305,466     15.55       171,467    9.486     358.62      595      81.7
Greater than 10.000 ..........      248     34,168,128      6.02       137,775   10.695     358.80      584      84.8
                                  -----   ------------    ------
   Total/Avg./Wtd. Avg. ......    3,029   $567,823,212    100.00%
                                  =====   ============    ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 8.291%.

                                      A-29

           NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                            WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE    WEIGHTED    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     AVERAGE   REMAINING     CREDIT      LOAN-TO-
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
NEXT ADJUSTMENT DATE               LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   ---------

May 2006......................         1     $    284,188      0.05%       $284,188     7.750%     356.00        554         78.9%
July 2006.....................         4        1,050,933      0.19         262,733     8.628      358.00        587         88.5
August 2006...................        52       12,247,527      2.16         235,529     7.829      359.00        576         79.4
May 2007......................         1          219,617      0.04         219,617     8.500      350.00        474         85.0
June 2007.....................         2          202,862      0.04         101,431     8.477      351.35        581         85.3
July 2007.....................         3          391,990      0.07         130,663     8.250      352.00        530         74.3
August 2007...................        11        1,822,301      0.32         165,664     7.431      353.00        577         83.1
September 2007................         2          268,319      0.05         134,160     9.084      354.39        585         86.1
October 2007..................         9        1,486,842      0.26         165,205     8.179      355.24        581         81.7
November 2007.................        24        4,503,817      0.79         187,659     7.854      356.14        606         82.8
December 2007.................       113       20,533,426      3.62         181,712     7.966      357.06        605         79.4
January 2008..................       610      118,703,885     20.91         194,597     8.234      358.01        616         80.0
February 2008.................     1,482      284,267,428     50.06         191,813     8.390      359.00        610         80.0
March 2008                             1          188,000      0.03         188,000     8.250      360.00        673         80.0
July 2008.....................         9        1,824,228      0.32         202,692     7.996      352.00        529         81.9
August 2008...................         9        2,398,738      0.42         266,526     7.317      353.00        621         81.3
September 2008................         3          362,671      0.06         120,890     8.670      354.00        587         80.0
October 2008..................         4          849,441      0.15         212,360     7.187      355.00        608         81.1
November 2008.................         4          961,388      0.17         240,347     7.893      356.00        622         83.2
December 2008.................        42        7,505,429      1.32         178,701     8.376      357.19        622         82.8
January 2009..................       278       47,273,263      8.33         170,048     8.420      358.02        613         80.8
February 2009.................       365       60,476,918     10.65         165,690     8.518      359.00        603         80.2
                                   -----     ------------    ------
   Total/Avg./Wtd. Avg........     3,029     $567,823,212    100.00%
                                   =====     ============    ======

----------
(1)  The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date is March
     2008.

                   INTEREST ONLY PERIOD FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING     CREDIT     LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

0.............................     3,378     $560,817,456      69.05%      $166,021     8.311%     355.66        600        77.8%
24............................       366       87,558,409      10.78        239,231     8.004      358.64        628        80.4
36............................        98       21,822,228       2.69        222,676     7.962      358.37        626        80.9
60............................       611      142,000,857      17.48        232,407     7.901      358.47        627        80.2
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     4,453     $812,198,949     100.00%
                                   =====     ============     ======

                                      A-30